EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of September 14, 2017 (the “Effective Date”).

AMONG:

DEPLOY TECHNOLOGIES INC., a corporation existing under the laws of the State of Nevada, having an office at 750 – 1095 West Pender Street, Vancouver, BC V6E 2M6

(“Deploy”)

AND:

DEP NEVADA INC., a corporation existing under the laws of the State of Nevada, having an office at 4785 S. Durango Drive, Suite 204, Las Vegas, Nevada 89147

(“NevadaCo”)

AND:

NEVADA MEDICAL GROUP LLC, a limited liability company existing under the laws of the State of Nevada, having an office at 4785 S. Durango Drive, Suite 204, Las Vegas, Nevada 89147

(“NMG”)

AND:

KAJ UNIVERSAL REAL ESTATE INVESTMENTS, LLC, a limited liability company existing under the laws of the State of Nevada, having an office at 23 Hawk Ridge, Las Vegas, Nevada 89135

(“KAJ”)

AND:

SW FORT APACHE, LLC, a limited liability company existing under the laws of the State of Nevada, having an office at 4785 S. Durango Drive, Suite 204, Las Vegas, Nevada 89147

(“Apache”)

AND:

THE ROZOK FAMILY TRUST, having an address at 550 W. C Street, Suite 700, San Diego, California 92101

(“RFT”)

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AND:

NV TREES, LLC, a limited liability company existing under the laws of the State of Nevada, having an office at 4575 Dean Martin Drive, #1903, Las Vegas, Nevada, 89103

(“NVT”)

AND:

MBK INVESTMENTS, LLC., a limited liability company existing under the laws of the State of California, having an office at 23586 Calabasas Road, #100, Calabasas, California 91302

(“MBK”, collectively with KAJ, Apache, RFT and NVT, the “NMG Members”, and each a “NMG Member”)

WHEREAS:

A.	The NMG Members are the legal and beneficial owners of all of the issued and outstanding Securities of NMG (the “NMG Securities”);

B.	Deploy has agreed to purchase all of the outstanding NMG Securities (the “Acquisition”) on the terms and conditions set forth in this Agreement;

C.	NevadaCo is a wholly-owned Subsidiary of Deploy which was incorporated under the laws of the State of Nevada for the purposes of completing the Acquisition; and

D.	The NMG Members have agreed to the Acquisition.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	Definitions and Schedules

1.1	Definitions:

	(a)	“Acquisition” has the meaning assigned to that term in Recital B;

	(b)	“Agreement” means this agreement and any Schedules attached hereto;

	(c)	“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any governmental authority, regulatory body or stock exchange having jurisdiction over the transactions contemplated hereby;

	(d)	“Audit and Review” has the meaning assigned to that term in Section 16.2;

	(e)	“Audit and Review Fees” has the meaning assigned to that term in Section 16.2;

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(f)	“Assets” means all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, which are belonging to or usually or ordinarily used in the Business, as a going concern, or to which NMG is entitled in connection with the Business, including without limitation:

(i)	the Books and Records;

(ii)	the Material Contracts;

(iii)	the Goodwill;

(iv)	the Intangible Property;

(v)	the Owned Equipment; and

(vi)	the Inventory.

(g)	“Assignment Agreement” has the meaning assigned to that term in Section 6.4;

(h)	“Board and Management Requirement” has the meaning assigned to that term in Section 3.1;

(i)	“Books and Records” means all books, records, files, documents and other written Information relating to the Business or NMG, including without limitation the following:

(i)	lists of customers, service providers and suppliers (past, present and potential);

(ii)	price lists;

(iii)	records with respect to costs, prepaids, deposits and equipment;

(iv)	advertising matter, correspondence, mailing lists, photographs, sales materials and records, purchasing materials and records;

(v)	sales order and purchase order files;

(vi)	correspondence files (including correspondence relating to discounts, rebates, deposits, tax credits, future commitments, standards of any relevant Governmental Authority, social service taxes, goods and services taxes, and claims or complaints by customers or clients); and

(vii)	other records used in or required to continue the Business as heretofore and presently being conducted by NMG;

(j)	“Business” means the business of distribution and sales of cannabis vaporizers and other cannabis products;

(k)	“Cash Consideration” has the meaning assigned to that term in Section 2.2;

(l)	“Closing” or “Closed” has the meaning assigned to that term in Section 12.1;

(m)	“Closing Date” has the meaning assigned to that term in Section 12.1;

(n)	“Collateral” has the meaning assigned to that term in Section 2.5;

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(o)	“Communication” has the meaning assigned to that term in Section 16.8;

(p)	“Concurrent Financing” means the equity financing to be conducted by Deploy, to raise aggregate gross proceeds of not less than US$4,000,000 through the issuance of Deploy Units (each Deploy Unit consisting of one post-Consolidation Deploy Share and one Deploy Warrant) at a price of CAD $0.66 per Deploy Unit;

(q)	“Consolidation” means the consolidation of Deploy Shares on the basis of one post-Consolidation Deploy Share for each three issued and outstanding pre-Consolidation Deploy Shares;

(r)	“Consultant Agreement” has the meaning assigned to that term in Section 4.1;

(s)	“Default Notice” has the meaning assigned to that term in Section 2.5;

(t)	“Deploy” has the meaning ascribed to that term on the face page of this Agreement;

(u)	“Deploy Approvals” means all necessary approvals and consents required to be obtained by Deploy in connection with the transactions contemplated by this Agreement;

(v)	“Deploy Consideration” has the meaning assigned to that term in Section 2.2;

(w)	“Deploy Disclosure Documents” has the meaning assigned to that term in paragraph 9 of Schedule E;

(x)	“Deploy Financial Statements” has the meaning assigned to that term in paragraph 16 of Schedule E;

(y)	“Deploy Investigation” has the meaning assigned to that term in Section 7.3(a);

(z)	“Deploy Investigation Fees” has the meaning assigned to that term in Section 16.2;

(aa)	“Deploy Nominees” has the meaning assigned to that term in Section 8.3;

(bb)	“Deploy Option Plan” means the stock option plan of Deploy dated October 25, 2012;

(cc)	“Deploy Payment Shares” means the post-Consolidation Deploy Shares to be issued to the NMG Members under the terms and conditions of this Agreement;

(dd)	“Deploy Representatives” has the meaning assigned to that term in Section 7.3(a);

(ee)	“Deploy Resignations” has the meaning assigned to that term in Section 3.3;

(ff)	“Deploy Shares” means common shares in the capital of Deploy;

(gg)	“Deploy Unit” means a post-Consolidation Deploy Share and a Deploy Warrant sold together in the Concurrent Financing;

(hh)	“Deploy Warrant” means a common share purchase warrant which entitles the holder thereof to purchase one post-Consolidation Deploy Share for a period of 24 months from the date of issuance at a price of CAD $0.90 per post-Consolidation Deploy Share, subject to Deploy Warrant Acceleration;

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(ii)	“Deploy Warrant Acceleration” means the acceleration of the expiry date of the Deploy Warrants if, following the six-month anniversary date of Closing, the closing trading price of the post-Consolidation Deploy Shares on the Exchange is equal to or greater than CAD $1.20 for seven consecutive trading days, at which time Deploy may accelerate the expiry date of the Deploy Warrants by issuing a press release announcing the reduce warrant term whereupon the Deploy Warrants will expire 21 calendar days after the date of such press release;

(jj)	“Deposit” has the meaning assigned to that term in Section 2.6;

(kk)	“Drop Dead Date” means October 31, 2017, or such other date as the parties may mutually approve in writing;

(ll)	“Effective Date” has the meaning ascribed to that term on the first page hereof;

(mm)	“Employment Agreement” has the meaning ascribed to that term in Section 3.5;

(nn)	“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, liabilities, demands and equities of any nature, including without limitation, any liability for accrued but unpaid taxes;

(oo)	“Escrow Agreement” has the meaning assigned to that term in Section 2.8;

(pp)	“Escrow Requirement” has the meaning assigned to that term in Section 2.8;

(qq)	“Escrow Shares” has the meaning assigned to that term in Section 2.8;

(rr)	“Exchange” or “CSE” means the Canadian Securities Exchange;

(ss)	“Exemptions” has the meaning ascribed thereto in Section 2.12(a);

(tt)	“Filing Statement” means the filing statement prepared in connection with the Acquisition, or such other prospectus-level disclosure document as is required or permitted by the Exchange to be filed in connection with the Acquisition;

(uu)	“Goodwill” means the goodwill of NMG including, without limitation, all customer lists, documents, records, correspondence and other Information related to the Business;

(vv)	“Government Authority” means any foreign, national, provincial, local or state government, any political subdivision or any governmental, judicial, public or statutory instrumentality, court, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question and, for greater certainty, includes the Exchange and the applicable Securities Commissions;

(ww)	“Intangible Property” means all right, title and interest of NMG in and to all registered and unregistered trademarks, trade or brand names, copyrights, designs, inventions, patents, software, licenses, distribution agreements, authorities, restrictive covenants, and other rights used in connection with the Business;

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(xx)	“Inventory” means all of NMG’s raw materials, work in progress, and finished product available for sale.

(yy)	“ITA” means the Income Tax Act (Canada);

(zz)	“Listing” has the meaning assigned to that term in paragraph 4 of Schedule E;

(aaa)	“LOI” means the letter of intent between Toro, as defined below, and NMG dated May 12, 2017;

(bbb)	“Material Contracts” means contracts, agreements and other material documents of a Person of any kind whatsoever including, without limitation, lease agreements, license agreements, assignment agreements, operating agreements, joint venture agreements, acquisition and disposition agreements, employment agreements, shareholder or voting agreements, share purchase or sale agreements, bank and financial institution loans, promissory notes, debenture, general security, subordination and priority agreements that are material to such Person’s business;

(ccc)	“McMillan” means McMillan LLP, legal counsel to Deploy;

(ddd)	“Name Change” has the meaning assigned to that term in Section 6.1;

(eee)	“NevadaCo” has the meaning ascribed to that term on the face page of this Agreement;

(fff)	“NevadaCo Approvals” means all necessary approvals and consents required to be obtained by NevadaCo in connection with the transactions contemplated by this Agreement;

(ggg)	“Nevada Code” means the 2010 Nevada Code, as amended from time to time;

(hhh)	“New NMG Member” means a person purchases, is transferred, or otherwise acquires NMG Securities on a date that is after the execution of this Agreement;

(iii)	“NMG” has the meaning ascribed to that term on the face page of this Agreement;

(jjj)	“NMG Approvals” means all necessary approvals and consents required to be obtained by NMG in connection with the transactions contemplated by this Agreement;

(kkk)	“NMG Financial Statements” means collectively, the audited balance sheets, statements of operations, changes in member’s equity and cash flows of NMG for the years ended December 31, 2015 and December 31, 2016, prepared in conformity with accounting principles generally accepted in the United States of America, and the unaudited interim financial statements for the 6 months ended June 30, 2017;

(lll)	“NMG Investigation” has the meaning assigned to that term in Section 7.1(a);

(mmm)	“NMG Member” means a party listed as legal and beneficial securityholder of NMG on Schedule A of this Agreement;

(nnn)	“NMG Member Consent Agreement” means the consent agreement to be entered into between Deploy each New NMG Member, the form of which is attached hereto as Schedule P;

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(ooo)	“NMG Nominees” has the meaning assigned to that term in Section 8.3;

(ppp)	“NMG PIFs” has the meaning assigned to that term in Section 3.3;

(qqq)	“NMG Representatives” has the meaning assigned to that term in Section 7.1(a);

(rrr)	“NMG Securities” has the meaning assigned to that term in Recital A;

(sss)	“NMG Subsidiaries” means the wholly owned Subsidiaries as set out in Schedule C;

(ttt)	“Old Documents” has the meaning assigned to that term in Section 12.4(a)(iii);

(uuu)	“Owned Equipment” means all equipment, computer equipment, production equipment, office equipment, furniture, furnishings and tools of any kind owned by NMG and used or held for use in connection with the Business and any warranties of manufacturers and maintenance in relation to the foregoing, a complete and accurate list of which is attached as Schedule J;

(vvv)	“Penalty Payment” has the meaning assigned to that term in Section 12.2;

(www)	“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, or a governmental entity (or any department, agency, or political subdivision thereof);

(xxx)	“Personal Information” has the meaning assigned to that term in Section 15.3;

(yyy)	“Promissory Note” has the meaning assigned to that term in Section 2.2;

(zzz)	“Purchase Price” has the meaning assigned to that term in Section 2.1;

(aaaa)	“Regulation D” means Regulation D under the U.S. Securities Act;

(bbbb)	“Regulation S” means Regulation S under the U.S. Securities Act;

(cccc)	“Regulatory Approval” means all approvals, consents, waivers, permits, orders or exemptions from any Government Authority having jurisdiction or authority over any party hereto which are required to be obtained in order to permit the Acquisition to be effected, including, without limitation, approval of the Exchange and the applicable Securities Commissions;

(dddd)	“Required Approvals” means the approval of the Nevada Department of Health and Human Services Division of Public and Behavioral Health, the Nevada Department of Taxation, and, if necessary, the approval of Clark County, Nevada, required for the lawful transfer of the ownership interest of NMG;

(eeee)	“Restricted Shares” has the meaning assigned to that term in Section 4.2;

(ffff)	“Second Deposit” has the meaning assigned to that term in Section 2.6;

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(gggg)	“Securities Act” means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended and the current rules and regulations thereunder, and the blanket rulings, orders and instruments issued by the British Columbia Securities Commission;

(hhhh)	“Security” or “Securities” means any shares, ownership interests, stock options, stock option plans, employee share ownership plans, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” as that term is defined in the Securities Act;

(iiii)	“Securities Commissions” means collectively the British Columbia Securities Commission and such other commissions as may hold jurisdiction over the transactions contemplated herein;

(jjjj)	“Securities Laws” means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

(kkkk)	“Share Exchange Agreement” has the meaning assigned to that term in Recital A;

(llll)	“Subsidiary” means a subsidiary within the meaning of NRS 78.421 of the Nevada Code and “Subsidiaries” means more than one Subsidiary;

(mmmm)	“Tax” or “Taxes” means all taxes and other governmental charges of any kind whatsoever including without limitation, all federal, state, municipal or other governmental imposed income tax, capital tax, capital gains tax, transfer tax, value-added tax, sales tax, social services, health, payroll and employment taxes, duty, customs, or import duties and any penalty charges or interest in respect of the forgoing;

(nnnn)	“Termination Agreement” has the meaning assigned to that term in Section 2.4;

(oooo)	“Third Party” means any partnership, corporation, trust, unincorporated organization, union, government, governmental department or agency, individual or any heir, executor, administrator or other legal representative of an individual other than a party to this Agreement;

(pppp)	“Time of Closing” has the meaning assigned to that term in Section 12.1;

(qqqq)	“TI Nevada” means TI Nevada, LLC, a corporation existing under the laws of the State of Nevada;

(rrrr)	“TI Nevada Loan” means the amount of US$400,000 in member loans payable to TI Nevada;

(ssss)	“Toro” means Toro Pacific Management Inc., a corporation existing under the laws of the Province of British Columbia;

(tttt)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

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(uuuu)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person;

(vvvv)	“U.S. Placee” means (i) a U.S. Person, (ii) any person who receives or received an offer of the Deploy Payment Shares while in the United States; (iii) any person acquiring the Deploy Payment Shares on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, or (iv) any person who is or was in the United States at the time when such person executed or delivered this Agreement;

(wwww)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(xxxx)	“Voluntary Pooling Agreement” means a contractual lock-up agreement, in form and substance satisfactory to Deploy and NMG, each acting reasonably, whereby the Deploy Payment Shares held by the NMG Members on Closing will be subject to an escrow period of two years following the Closing Date, with 1/10 released 6 months from the Closing Date, 1/5 released 12 months from the Closing Date, 1/4 released 18 months from the Closing Date, and the remaining Deploy Payment Shares released 24 months from the Closing Date.

1.2	Schedules:

The following Schedules are attached to and form part of this Agreement:

Schedule	Title

A	NMG Authorized and Issued Securities

B	Deploy Authorized and Issued Securities

C	Subsidiaries

D	Representations and Warranties of NMG

E	Representations and Warranties of Deploy

F	Representations and Warranties of the NMG Members

G	NMG Material Contracts

H	Deploy Material Contracts

I	NMG Intangible Property

J	Owned Equipment & Inventory

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K	Management Incentive Milestones

L	List of Encumbrances

M	Litigation

N	Insurance Policies

O	List of Employees

P	NMG Member Consent Agreement

Q	Accredited Investor Certificate

R	U.S. Representation Letter for U.S. Placees

S	Promissory Note to KAJ Universal Real Estate Investments, LLC

T	Promissory Note to SW Fort Apache, LLC

U	Promissory Note to The Rozok Family Trust

V	Promissory Note to NV Trees, LLC

W	Promissory Note to MBK Investments, LLC

X	Promissory Note to TI Nevada

Y	Escrow Agreement

Z	Voluntary Pooling Agreement

AA	Consultant Agreement with TI Nevada

BB	Warehouse Lease

2.	Purchase and Sale

2.1	Subject to the terms and conditions of this Agreement, the NMG Members agree to sell all of their ownership interest in and to the NMG Securities, as described in Schedule A, to NevadaCo free and clear of all Encumbrances and NevadaCo agrees to purchase all of the NMG Securities for a purchase price of CAD $10,560,000 in Deploy Payment Shares and US $4,000,000 cash, as further described in Section 2.2 (collectively, the “Purchase Price”).

2.2	The Purchase Price shall be satisfied by Deploy issuing pro rata to the NMG Members (a) 16,000,000 Deploy Payment Shares at a deemed price of CAD $0.66 per share on Closing as more particularly set out in Schedule B, (b) US$2,000,000 cash (the “Cash Consideration”) as more particularly set out in Schedule B, and (c) non-interest bearing promissory notes in the original aggregate principal amount of US$2,000,000 as more fully set forth in Schedules S through W incorporated herein by this reference (the “Promissory Notes” and collectively with the Deploy Payment Shares and the Cash Consideration, the “Deploy Consideration”). The Parties acknowledge and agree that the fair market value of the Deploy Consideration issued to the NMG Members in exchange for the NMG Securities will be equal to the fair market value of the NMG Securities surrendered in exchange therefor, and such Deploy Consideration represents the sole consideration received by the NMG Members in exchange for the NMG Securities.

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2.3	At the Closing, in addition to the Cash Consideration, Deploy will repay US$84,000 in cash contributions made by NMG Members prior to Closing (the “Additional Cash”) to the NMG Members on a pro rata basis with the interest holdings of the NMG Members in NMG.

2.4	At the Closing, NMG shall assign to Deploy, and Deploy shall assume and pay, all amounts payable by NMG to HF Management Group LLC, a Nevada limited liability company (“HF Management”), in connection with a termination agreement entered into between HF Management Group LLC and NMG, effective April 28, 2017 (the “Termination Agreement”), in accordance with the payment schedule provided to Deploy by NMG, specifically such that Deploy shall pay US$10,000 per month, provided that Deploy shall pay all amounts payable to HF Management under the Termination Agreement within ninety (90) days after the Closing.

2.5	The Promissory Notes shall be secured by a senior priority security interest in all assets of Deploy, NevadaCo, and NMG (collectively, the “Collateral”), to be paid at the earlier of fifteen (15) months from the Closing Date or, if an equity or debt financing subsequent to the Concurrent Financing is closed in an aggregate amount of not less than US$5,000,000, then within 30 days of the closing date of such subsequent financing. In the event that Deploy defaults under any of the Promissory Notes or the TI Nevada Note, Deploy shall be deemed in default under all other Promissory Notes and the TI Nevada Note, and the holders of the Promissory Notes shall be permitted to foreclose on the Collateral in a pro rata manner (in accordance with the outstanding principal, interest and fees due under each of the Promissory Notes and the TI Nevada Note) with all other holders foreclosing on the Collateral as a result of Deploy’s defaults and cross-defaults hereunder. Any holder of the Promissory Notes or the TI Nevada Note who declares a default under any of the Promissory Notes or the TI Nevada Note must provide prompt written notice of the default to all other holders of the Promissory Notes and the TI Nevada Note. Deploy’s payment obligations under the Promissory Notes and the TI Nevada Note shall be absolute and in nowise shall be contingent on approval of any issuance of any stock as referenced in Section 8.3(k) of this Agreement.

2.6	Deploy has paid a deposit of US$50,000 to NMG (the “Deposit”) and will provide a wire confirmation evidencing the second deposit of US $100,000 to NMG (the “Second Deposit”) within two (2) business days following the Effective Date and delivery of the NMG PIFs to Deploy, as outlined in Section 3.3, each of which is non-refundable provided that NMG acts in good faith to complete the Closing. The Deposit and the Second Deposit are to be credited against the Cash Consideration at Closing. For the avoidance of any doubt, the Deposit and the Second Deposit shall not be refundable to Deploy for any reason whatsoever provided that NMG acts in good faith to complete the Closing.

2.7	Any Deploy Payment Shares received by a “Related Person”, as defined in the Exchange Policy 1, and certain other Deploy Payment Shares as may be required by the Exchange (“Escrow Shares”), will be subject to escrow conditions prescribed by the Exchange pursuant to the terms of an agreement (the “Escrow Agreement”) to be entered into among Deploy, the holders of Escrow Shares and New Horizon Transfer Inc.

2.8	The NMG Members acknowledge and agree that their Deploy Payment Shares will be subject to escrow under the rules and policies imposed by the Exchange, to be held in escrow and to be released to the NMG Members or its designated nominees in stages based on the passage of time (the “Escrow Requirement”). The NMG Members acknowledge and agree that their designated nominees will abide by whatever Escrow Requirement is imposed by the Exchange and prior to the Closing Date will (i) enter into the form of escrow agreement required by the Exchange and (ii) deposit in escrow their respective Escrow Shares.

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2.9	The Deploy Payment Shares received by the NMG Members will be subject to the Voluntary Pooling Agreements to be entered into between Deploy and the NMG Members with such Deploy Payment Shares to be released as follows: 1/10 released 6 months from the Closing Date, 1/5 released 12 months from the Closing Date, 1/4 released 18 months from the Closing Date, and the remaining Deploy Payment Shares released 24 months from the Closing Date. All release schedules will be subject to the approval of the Exchange.

2.10	All outstanding warrants, options and other convertible securities of NMG, if any, will be cancelled prior to Closing.

2.11	Deploy does not assume and shall not be liable for any taxes whatsoever which may be or become payable by the NMG Members including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the NMG Members to Deploy of the NMG Securities herein contemplated, and the NMG Members shall indemnify and save harmless Deploy from and against all such taxes.

2.12	Each NMG Member hereby acknowledges and agrees with Deploy as follows:

(a)	the transfer of the NMG Securities and the issuance of the Deploy Payment Shares in exchange therefor will be made pursuant to appropriate exemptions (the “Exemptions”) from the formal takeover bid and registration and prospectus (or equivalent) requirements of the Securities Laws, including appropriate exemptions from the registration requirements under the U.S. Securities Act and any applicable Securities Laws of any state of the United States;

(b)	the offer and sale of the Deploy Payments Shares by Deploy to a U.S. Person, or to, or for the account or benefit, of a U.S. Person or a person in the United States as contemplated hereby is being made in reliance on the exemption from such registration requirements provided by Rule 506(b) of Regulation D, that as such the Deploy Payment Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and the NMG Member is familiar with such rule and understands the resale limitations imposed thereby and the U.S. Securities Act, or has been independently advised of such resale limitations by its investment advisor or legal counsel;

(c)	that the Deploy Payment Shares have not been and will not be registered under the U.S. Securities Act or the Securities Laws of any state of the United States, and the NMG Member will not offer or sell the Deploy Payment Shares in the United States or to a U.S. Person, or for the account or benefit, of a U.S. Person or a person in the United States unless such securities are registered under the U.S. Securities Act and the laws of all applicable states of the United States or an exemption from such registration requirements is available;

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(d)	as a consequence of acquiring the Deploy Payment Shares pursuant to the Exemptions:

	(i)	the NMG Member will be restricted from using certain of the civil remedies available under the Securities Laws;

	(ii)	the NMG Member may not receive Information that might otherwise be required to be provided to the NMG Member, and Deploy is relieved from certain obligations that would otherwise apply under Securities Laws if the Exemptions were not being relied upon by Deploy;

	(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Deploy Payment Shares;

	(iv)	there is no government or other insurance covering the Deploy Payment Shares; and

	(v)	an investment in the Deploy Payment Shares is speculative and of high risk;

(e)	the certificate representing the Deploy Payment Shares will bear such legends as required by Securities Laws, including but not limited to legends as required by under the rules and regulations of the U.S. Securities Act as described in Schedule B, and the policies of the Exchange and it is the responsibility of the NMG Member to find out what those restrictions are and to comply with them before selling the Deploy Payment Shares; and

(f)	the NMG Member is knowledgeable of, or has been independently advised as to, the Applicable Laws of that jurisdiction which apply to the sale of the NMG Securities and the issuance of the Deploy Payment Shares and which may impose restrictions on the resale of such Deploy Payment Shares in that jurisdiction and it is the responsibility of the NMG Member to find out what those resale restrictions are, and to comply with them before selling the Deploy Payment Shares.

3.	Director and Officer Appointments

3.1	Provided such persons meet all necessary legal and regulatory requirements and are willing and able to act in the positions shown below, the first directors and officers of NevadaCo shall be the Persons set out below, who shall hold office until the first annual meeting of shareholders of NevadaCo or until their successors are elected or appointed:

Robert Hasman	Chief Executive Officer, President and Director

Kevin Hooks	Director

On Closing, the Board of Directors of NevadaCo shall consist of two members, whom will be nominated by NMG.

3.2	On the Closing, provided such persons meet all necessary legal and regulatory requirements and are willing and able to act in the positions shown below, the directors and officers of Deploy shall consist of the following persons (the “Board and Management Requirement”) and Deploy shall take all necessary steps to obtain resignations of existing directors and officers in order for these appointments to be effective on Closing:

Leonard Clough	Chief Executive Officer, President and Director

Robert Hasman	Director

Kevin Hooks	Director

Chris Macleod	Director

Dong Shim	Director

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On Closing, the Board of Directors of Deploy shall consist of five members, two to be nominated by NMG and three to be nominated by Deploy. The Chairman of the Board of Directors of Deploy shall be designated by agreement between Deploy and NMG.

3.3	At the Effective Date, each of Robert Hasman and Kevin Hooks shall provide personal information forms (the “NMG PIFs”) in the form required by the Exchange to Deploy to deliver to the Exchange, in connection with their appointments to the board of directors of Deploy after Closing.

3.4	At the Closing, Deploy shall deliver resignations (the “Deploy Resignations”) of those directors and officers of Deploy who are either not continuing with Deploy or are continuing in a different capacity or role, such resignations to include waivers in respect of any liabilities of Deploy to them in a form acceptable to NMG, acting reasonably.

3.5	At the Closing, Deploy and NMG will enter into an employment agreement with Leonard Clough in relation to his positions as Chief Executive Officer and President (the “Employment Agreement”).

3.6	Upon completion of the Closing, Deploy may issue stock options in accordance with the Deploy Option Plan and the policies of the Exchange, the terms of the Deploy Option Plan and applicable Securities Laws, such that all members of the Board of Directors of Deploy will be able to participate.

3.7	Upon completion of the Closing, Deploy shall prepare an employee bonus pool schedule equal to 5% of approved EBITDA up to a maximum of US$200,000 per year, subject to any required approval of the compensation committee of Deploy, the Board of Directors and any securities or regulatory authorities. Bonuses shall be awarded to senior management so long as approval of the compensation committee of Deploy is received. For greater certainty, any payments required to be paid pursuant to the Lead Grower Bonus dated January 20, 2017 between NMG and Sebastian Joseph Reinette must be paid out of the employee bonus pool that is the subject of this Section 3.7.

3.8	The parties acknowledge that Resort Management Investments, LLC, a Delaware limited liability company (“RSMI”), of which Robert Hasman is a member, owns that certain real property located at 5347 S. Decatur Boulevard, Las Vegas, Nevada (APN: 163-25-710-016) (the “Decatur Property”) that is being leased to a non-party marijuana dispensary (the “Decatur Lease”). The parties hereby agree that Robert Hasman’s ownership of RSMI and actions and non-actions arising out of, or related to, the Decatur Property, the Decatur Lease, or any subsequent lease of the Decatur Property shall not constitute a breach of any fiduciary duties or misappropriation of any corporate opportunities by Robert Hasman to Deploy, NevadaCo, or NMG. This Section shall survive the Closing.

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3.9	The parties acknowledge that certain NMG Members own membership interests in NLV Nevada, LLC, a Nevada limited liability company (“NLV Nevada”), which entered into that certain Asset Purchase Agreement dated October 30, 2015 (the “APA”) with Green Envy Medical Corporation, a Nevada corporation (“Green Envy”), wherein NLV Nevada transferred to Green Envy certain applications and licensure for the cultivation of medical marijuana in Nevada. The parties hereby acknowledge agree that Deploy, NevadaCo, and NMG are not third-party beneficiaries to the APA and that they have no rights whatsoever under the APA. This Section shall survive the Closing.

4.	Consultants

4.1	Upon completion of the Closing, Deploy will enter into a consultant agreement with TI Nevada (the “Consultant Agreement”), of which Robert Hasman is a principal, to act upon terms mutually agreed upon by the parties, including an annual management fee of US$200,000, subject to Exchange policy.

4.2	At the Closing, Deploy will distribute 2,037,879 post-Consolidation Deploy Shares to TI Nevada (the “Restricted Shares”), or as TI Nevada directs, provided that such distributions are compliant with any applicable Exchange policies or Securities Laws, and that such Restricted Shares will be subject to a voluntary pool, vesting over a three year period with 12 equal releases at the end of each subsequent three month period following Closing.

4.3	At the Closing, Deploy will distribute 212,121 Restricted Shares to Charles Fox, or as Charles Fox directs, provided that such distributions are compliant with any applicable Exchange policies or Securities Laws, and that such Restricted Shares will be subject to a voluntary pool, vesting over a twelve month period with the release of the Restricted Shares at the end of the twelve months.

5.	Concurrent Financing

5.1	Deploy will arrange for the Concurrent Financing. The Concurrent Financing will be completed by way of the issuance by Deploy of Deploy Units at a price of CAD $0.66 post-consolidation per Deploy Unit.

5.2	The Concurrent Financing shall close as soon as is practical and will be for gross proceeds of not less than US$4,000,000.

5.3	NMG, the NMG Members, Deploy and NevadaCo shall cooperate to provide the agent for the Concurrent Financing (if any), and their respective legal counsel and professional advisors with all documents, Information and commercially reasonable assistance required to prepare the necessary private placement offering documents and conduct the necessary marketing and due diligence for the Concurrent Financing.

6.	Other Terms and Conditions

6.1	Deploy agrees to take all necessary steps to change its name to “Body and Mind Inc.” or such other name as NMG and Deploy may mutually agree and which is acceptable to the Exchange and the Secretary of State for Nevada (the “Name Change”) to be effective on the Closing Date.

6.2	At Closing, the TI Nevada Loan will remain outstanding in accordance with its terms and Deploy will pay US$225,000 of the TI Nevada Loan on the Closing Date. Deploy shall pay the outstanding balance of US$175,000 owed on the TI Nevada Loan within fifteen (15) months after the Closing Date, all as more fully set forth in that certain Master Promissory Note to be executed by the parties substantially in the form attached hereto as Schedule X (the “TI Nevada Note”). The TI Nevada Note shall be secured by a senior priority security interest in the Collateral as more fully set forth in the TI Nevada Note.

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6.3	Upon the completion of the Acquisition, Deploy may engage an investor relations consultant satisfactory to Deploy and NMG, subject to Exchange policies and applicable Securities Laws.

6.4	The Board of Directors of Deploy shall have approved the Acquisition and shall be authorized to enter into this Definitive Agreement and the assignment and novation agreement among Toro, NMG, and Deploy dated effective May 12, 2017 (the “Assignment Agreement”) prior to execution of this Agreement;

6.5	The Board of Directors of NevadaCo shall have approved the Acquisition and shall be authorized to enter into this Definitive Agreement prior to execution of this Agreement;

6.6	The Board of Directors of NMG shall have approved the Acquisition and shall be authorized to enter into this Definitive Agreement prior to execution of this Agreement;

6.7	The shareholders of Deploy shall have approved the Acquisition and related transactions prior to execution of this Agreement;

6.8	The NMG Members shall have approved the Acquisition and related transactions prior to the execution of this Agreement;

6.9	Each of Deploy and NMG shall have completed their respective due diligence reviews.

7.	Covenants, Agreements and Acknowledgements

7.1	Deploy covenants and agrees with NMG that from and including the Effective Date through to and including the Closing Date it shall:

(a)	permit NMG, through its directors, officers, employees and authorized agents and representatives (collectively the “NMG Representatives”) at NMG’s own cost, full access during normal business hours to Deploy’s books, records and property including, without limitation, all of the assets, material contracts and minute books of Deploy, and any Information relating to Deploy’s directors or officers, so as to permit NMG to make such investigation (the “NMG Investigation”) of Deploy as NMG deems necessary;

(b)	use its reasonable commercial efforts to complete the Deploy Investigation (as such term is defined in Section 7.3(a)) within 30 days of the date that the Deploy Representatives (as such term is defined in Section 7.3(a)) receive all required due diligence materials in order to complete the Deploy Investigation, inclusive of the NMG Financial Statements as required for the completion of financial and accounting due diligence;

(c)	with the cooperation of NevadaCo, NMG and the NMG Members, use commercially reasonable efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder as soon as reasonably possible following receipt of any materials required from NMG pursuant to Section 7.3(a), which efforts will include, among other things,

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(i)	producing and filing with the Exchange and the applicable Securities Commissions the disclosure document for the Concurrent Financing in the form required by applicable Securities Law along with producing the applicable closing documents for the Concurrent Financing; and

(ii)	producing and filing with the Exchange the Filing Statement or such other form as is required or permitted by the Exchange in respect of the Acquisition, with the assistance of NMG, and the parties acknowledge and agree that Deploy will be responsible for the costs associated with the items enumerated in paragraph 5.1(b);

(d)	from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Deploy or NevadaCo remain true and correct and not do any such act or thing that would render any representation or warranty of Deploy or NevadaCo untrue or incorrect;

(e)	preserve and protect the Listing;

(f)	not solicit or negotiate with any other Person in respect of any offer to buy, or offer to agree to sell, or sell or issue, any of its assets or unissued shares in its capital or any interest therein and shall not merge or enter into a business combination with or solicit or negotiate any offer to merge or enter into a business combination with or into any corporation or entity other than NMG;

(g)	use reasonable commercial efforts to obtain all Deploy Approvals, any consents and waivers and give all notices, which are required prior to Closing;

(h)	execute all undertakings and comply with all requirements of the applicable Securities Laws, the Exchange, the Securities Commissions and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary Deploy Approvals and Regulatory Approval under Applicable Laws and Exchange requirements to the transactions contemplated hereby;

(i)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein;

(j)	not incur or commit to incur any debt other than in the ordinary course of business and for professional fees in connection with the transactions contemplated by this Agreement;

(k)	not make any expenditures out of the ordinary course of business, other than as contemplated herein;

(l)	not declare or pay any dividends or distribute any of its properties or assets to shareholders;

(m)	not enter into or amend or terminate any Material Contracts out of the ordinary course of business, other than in connection with this Agreement;

(n)	not alter or amend its articles or by-laws;

(o)	not redeem, purchase or offer to purchase any Deploy Shares or other Securities;

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(p)	not acquire, directly or indirectly, any assets, including but not limited to Securities of other companies, other than as contemplated herein; and

(q)	within five (5) business days after the Effective Date, complete and submit for execution to NMG and the NMG Members all applicable governmental authorities all documentation necessary to obtain the Required Approvals for this Agreement and the transactions contemplated herein.

7.2	NevadaCo covenants and agrees with NMG that from and including the Effective Date through to and including the Closing Date it shall:

	(a)	use reasonable commercial efforts to obtain all NevadaCo Approvals, any consents and waivers and give all notices, which are required prior to Closing;

	(b)	execute all undertakings and comply with all requirements of the applicable Securities Laws, the Exchange, the Securities Commissions and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary NevadaCo Approvals and Regulatory Approval under Applicable Laws and Exchange requirements to the transactions contemplated hereby; and

	(c)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein.

7.3	NMG covenants and agrees with Deploy and NevadaCo that from and including the Effective Date through to and including the Closing Date it shall:

	(a)	permit Deploy, and their authorized agents and representatives (collectively, the “Deploy Representatives”), at Deploy’s own cost, full access during normal business hours to NMG’s books, records and property including, without limitation, all of the Assets, Material Contracts and Books and Records of NMG and any Information relating to NMG and the NMG Subsidiaries’ directors, officers and shareholders, so as to permit the Deploy Representatives to make such investigation (the “Deploy Investigation”) of NMG as Deploy deems necessary;

	(b)	protect, preserve, and maintain the business of NMG, and specifically shall maintain operations in the ordinary course of business, shall not arrange for the dissipation of its Assets, and shall not declare any extra-ordinary dividends unless consented to in writing by Deploy;

	(c)	continue to make payments to HF Management Group LLC in accordance with the terms of the Termination Agreement;

	(d)	on the Effective Date, on the date of declaration of any dividends, five (5) days prior to Closing, and as at Closing, provide to Deploy a list of all payables, receivables, and any other items required to calculate working capital as at such date;

	(e)	use its reasonable commercial efforts to complete the NMG Investigation within 30 days of the date that the NMG Representatives receive all required due diligence materials in order to complete the NMG Investigation;

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(f)	use its reasonable commercial efforts to provide to Deploy, at the request of Deploy as soon as available, all such further Information, documents, instruments and materials and do all such acts and things as may be required by Deploy to obtain Regulatory Approval including, but not limited to, providing to Deploy:

(i)	the NMG Financial Statements in a form acceptable to the Exchange in connection with the Acquisition;

(ii)	a valuation of the Assets of NMG in a form acceptable to the Exchange in connection with the Acquisition, if such valuation is requested by the Exchange or it is mutually determined by NMG and Deploy that it would be beneficially to provide such valuation to the Exchange; and

(iii)	for each director, officer, person who performs investor relations activities, or major shareholder who will hold or control, directly or indirectly, more than 10% of the post-Consolidated Deploy Shares on Closing, a fully completed and properly executed personal information form in the form required by the Exchange;

(g)	do all such acts and things necessary to ensure that all of the representations and warranties of NMG remains true and correct and not do any such act or thing that would render any representation or warranty of NMG untrue or incorrect except as contemplated by this Agreement;

(h)	preserve and protect the Assets;

(i)	not solicit or negotiate with any other Person in respect of any participation interest or agreement in relation to the Assets, offer to buy, or offer to agree to sell, or sell any Assets or other assets of NMG or the NMG Subsidiaries or any interest therein or issue any shares in the capital of NMG or the NMG Subsidiaries or other securities and shall not allow NMG or the NMG Subsidiaries to merge or enter into a business combination with or solicit or negotiate any offer to merge or enter into a business combination with or into any corporation or entity other than Deploy;

(j)	use its reasonable commercial efforts to obtain all NMG Approvals, any consents and waivers and give all notices which are required prior to Closing;

(k)	execute all undertakings and comply with all requirements of the applicable securities laws, the Exchange, the Securities Commissions and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary NMG Approvals and Regulatory Approvals under Applicable Laws and Exchange requirements to the transactions contemplated hereby;

(l)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein;

(m)	not incur or commit to incur any additional debt out of the ordinary course of business and professional fees incurred with respect to this Agreement, except with the prior consent of Deploy;

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(n)	not make any material expenditures out of the ordinary course of business, other than as contemplated herein;

(o)	not enter into any Material Contracts out of the ordinary course of business and shall not enter into or amend or terminate any Material Contracts in relation to the Assets;

(p)	not alter or amend its articles or by-laws;

(q)	not sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber the Assets or any of its other assets; and

(r)	not acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than as contemplated herein.

7.4	The NMG Members covenant and agree with Deploy and NevadaCo that, prior to the Closing, the NMG Members shall:

	(a)	from and including the Effective Date through to and including the Time of Closing, not enter into any agreement for the sale, option, transfer, encumbrance or other disposition of all or any part of its NMG Securities;

	(b)	from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of its representations and warranties remain true and correct and not do any such act or thing that would render any of their representations or warranty untrue or incorrect except as contemplated by this Agreement;

	(c)	execute all undertakings and comply with all requirements of the applicable Securities Laws, the Exchange and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary approvals under Applicable Laws and Exchange requirements to the transactions contemplated hereby; and

	(d)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein.

8.	Conditions Precedent

8.1

The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived by any party hereto in whole or in part without prejudice to such party’s right to rely on any other of them:

	(a)	the Consolidation will have been completed;

	(b)	the Concurrent Financing will have been completed;

	(c)	as of the Time of Closing, the Required Approvals are obtained;

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(d)	all other required Regulatory Approvals and other third-party approvals, including, without limiting the generality of the foregoing, the approval of the Acquisition by the CSE, applicable Securities Laws and applicable corporate laws will have been obtained for the Acquisition and all other transactions contemplated by this Agreement;

(e)	as of the Time of Closing, Deploy will meet the minimum listing requirements, as outlined in Policy 2 Qualifications for Listing of the Exchange;

(f)	there will have been no material adverse change in the business, affairs, financial condition or operations of Deploy between the date of the Deploy Financial Statements and the Closing;

(g)	there will have been no material adverse change in the business, affairs, financial condition or operations of NMG between the date of the NMG Financial Statements and the Closing; and

(h)	there will not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Acquisition; and all consents, orders and approvals required or necessary or desirable for the completion of the transactions provided for in this Agreement will have been obtained or received, all on terms satisfactory to each of the parties hereto, acting reasonably.

8.2

Deploy’s and NevadaCo’s obligations under this Agreement including, without limitation, its obligation to close the transactions contemplated under this Agreement, are subject to the fulfillment, to its satisfaction, of the following conditions that:

	(a)	on or before the Time of Closing, Deploy will have been permitted to complete the Deploy Investigation to its reasonable satisfaction;

	(b)	on or before the Time of Closing, NMG shall have obtained the consent of the NMG Members;

	(c)	the Managers of NMG will have approved the transfer of the NMG Securities to Deploy;

	(d)	on or before the Time of Closing, Deploy will have been permitted to complete its review of the financial condition, business, properties, title, assets and affairs of NMG and the title of the NMG Securities to its reasonable satisfaction;

	(e)	there shall be no dilutive Securities of NMG outstanding, except those discussed or agreed to in writing between the parties;

	(f)	evidence from NMG that all licenses are in good standing

	(g)	duly executed copies of the accredited investor certificate and applicable schedules appended thereto attached hereto as Schedule Q signed by each of the NMG Members;

	(h)	duly executed copies of the NMG Member Consent Agreement signed by the New NMG Members, if any;

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(i)	NMG shall have no other Encumbrances on its Assets or incurred any other liabilities other the representations and warranties of NMG contained in Schedule D will be true and correct in all material respects at and as of the Closing;

(j)	the representation and warranties of the NMG Members contained in Schedule F will be true and correct in all material respects at and as of the Closing;

(k)	all covenants, agreements and obligations hereunder on the part of NMG and the NMG Members to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

(l)	on Closing, NMG and the NMG Members will have delivered to Deploy the documents required to be delivered by them pursuant to Section 12.4;

(m)	NMG shall have completed and delivered a valuation of the Assets of NMG in a form acceptable to the Exchange in connection with the Acquisition, if such valuation is requested by the Exchange or it is mutually determined by NMG and Deploy that it would be beneficially to provide such valuation to the Exchange;

(n)	NMG shall have completed and delivered the NMG Financial Statements; and

(o)	at any time prior to and including the Time of Closing, there will not have been any adverse material change in the business or affairs of NMG or the NMG Subsidiaries.

The conditions precedent set forth above are for the exclusive benefit of Deploy and NevadaCo and may be waived by it in whole or in part on or before the Time of Closing.

8.3	NMG, and the NMG Members’ respective obligations under this Agreement including, without limitation, their obligations to close the transactions contemplated under this Agreement, are subject to the fulfillment, to their satisfaction, of the following conditions that:

(a)	on or before the Time of Closing, NMG will have been permitted to complete the NMG Investigation to its reasonable satisfaction;

(b)	the Board of Directors of Deploy will have approved the transactions contemplated herein;

(c)	the Board of Directors of NevadaCo will have approved the transactions contemplated herein;

(d)	on Closing the Board of Directors of NevadaCo shall not have changed, consisting of two nominees of NMG;

(e)	on Closing the Board of Directors of Deploy shall have been reconstituted to consist of two nominees of NMG (the “NMG Nominees”) and three nominees of Deploy (the “Deploy Nominees”);

(f)	Deploy will not have incurred any liabilities other than those reasonably incurred in connection with the transactions contemplated in this Agreement and will have spent its cash on hand at the date of this Agreement exclusively in the ordinary course of business and for the purpose of completing the Acquisition and any other transaction contemplated hereby;

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(g)	the representations and warranties of Deploy and NevadaCo contained in Schedule E will be true and correct in all material respects at and as of the Closing;

(h)	all covenants, agreements and obligations hereunder on the part of Deploy and NevadaCo to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

(i)	on Closing, Deploy will have delivered to NMG the documents required to be delivered by them pursuant to Section 12.5;

(j)	at any time prior to and including the Time of Closing, there will not have been any adverse material change in the business or affairs of Deploy;

(k)	as of the Closing, Deploy will have executed written resolutions precluding Deploy from issuing any classes or series of stock other than common stock without the prior written consent of Robert Hasman and Kevin Hooks, all in a form reasonably acceptable to NMG; and

(l)	as of the Closing, Deploy will have executed an amended and restated stock option plan in a form reasonably acceptable to NMG.

The conditions precedent set forth above are for the exclusive benefit of NMG and the NMG Members and may be waived by NMG and the NMG Members in whole or in part on or before the Time of Closing.

9.	NMG Representations and Warranties

9.1	In order to induce Deploy and NevadaCo to enter into this Agreement and complete its obligations hereunder, NMG makes the representations and warranties to Deploy and NevadaCo set forth in Schedule D.

9.2	The representations and warranties of NMG contained in Schedule D are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

9.3	NMG has been the subject of extensive due diligence prior to the Effective Date, notwithstanding the fact that the Deploy Investigation has not completed, and has provided access to its Assets to Deploy in connection with such Deploy Investigation. NMG makes no representations or warranties as to the state, condition, or location of its Assets, however represents that it has provided access to such Assets in good faith and will use commercially reasonable efforts to maintain the Assets in such state, condition, and location as presented to Deploy during the Deploy Investigation.

9.4	Notwithstanding anything in this Agreement, NMG warrants that its representations related to the NMG Financial Statements and its delivery of the same to Deploy as a condition of closing pursuant to Section 12.4 hereof, are based on the on the good faith efforts of NMG’s management and directors to provide the auditor conducting the audit and review of the NMG Financial Statements with all materials, information, and records as may be required by the auditor to complete such audit and review. On the basis of NMG’s good faith efforts in completing the NMG Financial Statements, Deploy agrees to indemnify each NMG Member, in their capacity as an NMG Member, from and against all actions, proceedings, losses, damages, liabilities, claims, demands, judgments, or remedies made against or incurred by the NMG Member, or arising from or relating to, the NMG Financial Statements. Deploy shall promptly defend all claims, using such counsel as is acceptable to Deploy, in all appeals and in any settlement negotiations, at Deploy’s expense. No settlement relating to any actions, proceedings, losses, damages, liabilities, claims, demands, judgments, or remedies relating to, or arising out of, the NMG Financial Statements shall be made by any NMG Member without Deploy’s consent in its sole discretion.

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10.	Deploy and NevadaCo Representations and Warranties

10.1	In order to induce NMG and the NMG Members to enter into this Agreement and complete their respective obligations hereunder, Deploy and NevadaCo jointly and severally make the representations and warranties to NMG and the NMG Members contained in Schedule E.

10.2	The representations and warranties of Deploy and NevadaCo contained in Schedule E are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

11.	NMG Members’ Representations, Warranties and Acknowledgments

11.1	In order to induce Deploy and NevadaCo to enter into this Agreement and complete its obligations hereunder, the NMG Members make the representations and warranties to Deploy and NevadaCo set forth in Schedule F.

11.2	The representations and warranties of the NMG Members contained in Schedule F are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

12.	Closing

12.1	The completion of the transactions contemplated under this Agreement shall be closed (the “Closing” or, if used in the past tense, “Closed”) at the offices of McMillan, at 11:00 a.m. (Vancouver Time) (the “Time of Closing”), on the date which is the fifth business day following the satisfaction or waiver of all conditions precedent as set out in Section 8, or such other time or day as the parties may agree upon (the “Closing Date”). In the event that the transactions contemplated under this Agreement have not closed on or before the Drop Dead Date, and subject to Section 12.2 and Section 12.3, any one or more of Deploy, NMG or the NMG Members may terminate this Agreement by notice in writing to the other parties to this Agreement and this Agreement shall be of no further force and effect.

12.2	Subject to Section 12.3, Deploy has the right to, unilaterally and in its sole discretion extend the Drop Dead Date by seven (7) days upon payment to NMG of a penalty of US$50,000 by wire transfer of immediately available funds to an account designated by NMG (the “Penalty Payment”), up to a maximum of four (4) extensions. For greater clarity, the first Penalty Payment must be paid prior to the original Drop Dead Date, and any subsequent Penalty Payments must be made prior to the expiry of the extended Drop Dead Date, and all such Penalty Payments shall be treated as separate and apart from the Cash Consideration payable hereunder.

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12.3	Should the transactions contemplated under this Agreement not have completed by the Drop Dead Date due to a failure by NMG to deliver any closing deliverables or fulfill any covenant hereunder, including but not limited to delivery of NMG Financial Statements to the reasonable satisfaction of Deploy, the Penalty Payments as outlined in Section 12.2 shall not apply, and extension of the Drop Dead Date shall be at the sole discretion of Deploy.

12.4	At the Time of Closing on the Closing Date, NMG and the NMG Members shall deliver to Deploy the following Closing documents:

(a)

certified true copies of any corporate authorizations which are necessary in order to authorize and approve this Agreement, NMG’s and the NMG Members’ execution and delivery hereof and all of the transactions of NMG contemplated hereunder, which authorization shall include specific reference to:

	(i)	the sale and transfer of all beneficial ownership in and to the NMG Securities from the NMG Members to NevadaCo as provided for in this Agreement;

	(ii)	the transfer of all legal title of the NMG Securities from the NMG Members to NevadaCo or its designated nominees; and

	(iii)	the cancellation or endorsement for transfer of the certificates, documents and agreements (the “Old Documents”) providing for and representing the outstanding NMG Securities;

(b)	the Old Documents;

(c)	duly executed copies of the accredited investor certificate and applicable appendices thereto attached hereto as Schedule Q signed by each of the NMG Members;

(d)	if the NGM Member is a U.S. Placee, duly completed and signed copies of the U.S. Representation Letter for U.S. Placees and applicable appendices thereto and attached hereto as Schedule R;

(e)	duly executed copies of the Escrow Agreement signed by all Related Persons (as that term is defined in the policies of the Exchange) of NMG substantially in the form attached hereto as Schedule Y;

(f)	duly executed copies of the Voluntary Pooling Agreement signed by each of the NMG Members substantially in the form attached hereto as Schedule Z;

(g)	evidence that all licenses are in good standing;

(h)	a certificate of an officer of NMG certifying that (i) all of NMG’s representations and warranties are true as of Closing, (ii) all of NMG’s covenants have been performed, and (iii) all of the conditions for the benefit of the NMG have been complied with or waived;

(i)	a solicitor’s opinion of NMG’s counsel, in a form acceptable to Deploy and Deploy’s counsel, acting reasonably;

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(j)	a certificate of an officer of NMG to certify that NMG has no other Encumbrances on its Assets or incurred any other liabilities other than as disclosed in the NMG Financial Statements;

(k)	the Employment Agreement executed by Deploy and Leonard Clough;

(l)	the Consultant Agreement executed by TI Nevada substantially in the form attached hereto as Schedule AA;

(m)	the revised warehouse lease agreement between NMG and Resort Holdings 5, a Nevada limited liability company for premises at 3375 Pepper Lane, Las Vegas, Nevada 89120, providing for restrictions on entry and seizure of property in compliance with requirements for licensed marijuana cultivators in the state of Nevada, substantially in the form attached hereto as Schedule BB;

(n)	if NMG, Deploy and NevadaCo settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other closing documents as are listed on that closing agenda as closing documents to be delivered by NMG;

(o)	if NMG, Deploy and NevadaCo choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of Deploy, acting reasonably, required to be delivered by the NMG Members, and by NMG in order for them to have met their obligations under this Agreement;

(p)	the Promissory Notes executed by NMG and the NMG Members (as applicable), substantially in the forms attached hereto as Schedules S through W; and

(q)	the TI Nevada Note executed by NMG, the NMG Members, and TI Nevada substantially in the form attached hereto as Schedule X.

12.5	At the Time of Closing on the Closing Date, Deploy shall deliver to NMG and the NMG Members the following:

(a)

certified true copies of the corporate authorizations of Deploy which are necessary in order to authorize and approve this Agreement, Deploy’s execution and delivery hereof and all of the transactions of Deploy contemplated hereunder, which authorization shall include specific reference to the approval of:

		(i)	this Agreement and the authorization of Deploy’s entry hereinto;

		(ii)	the purchase of the NMG Securities;

		(iii)	the issuance of Deploy Payment Shares to the NMG Members pursuant to the terms of this Agreement;

		(iv)	receipt of and acceptance of the Deploy Resignations and the appointment of directors and officers as necessary to meet the Board and Management Requirement; and

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(b)	certificates representing Deploy Payment Shares issued on Closing which are not subject to the Escrow Requirement, registered in the names of or as directed by the NMG Members as provided for in Section 2.2 of this Agreement;

(c)	evidence that Regulatory Approval has been obtained for the Acquisition;

(d)	the Deploy Resignations;

(e)	a certificate of an officer of Deploy certifying that (i) all of its representations and warranties are true as of Closing, (ii) all of its covenants have been performed, and (iii) all of the conditions for the benefit of Deploy have been complied with or waived;

(f)	a solicitor’s opinion of Deploy’s counsel, in a form acceptable to NMG’s counsel, acting reasonably;

(g)	the Escrow Agreement executed by Deploy substantially in the form attached hereto as Schedule Y;

(h)	the Voluntary Pooling Agreements executed by Deploy substantially in the form attached hereto as Schedule Z;

(i)	the Employment Agreement executed by Deploy;

(j)	the Consultant Agreement executed by Deploy substantially in the form attached hereto as Schedule AA;

(k)	if NMG, Deploy and NevadaCo settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other closing documents as are listed on that closing agenda as closing documents to be delivered by Deploy;

(l)	if NMG, Deploy and NevadaCo choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of NMG, acting reasonably, required to be delivered by Deploy in order for Deploy to have met its obligations under this Agreement;

(m)	the Cash Consideration plus all other cash amounts payable to NMG and the NMG Members, other than any cash payable pursuant to the Promissory Notes, under this Agreement that have not already been paid less any Deposit and Second Deposit previously received by NMG; and

(n)	the TI Nevada Note executed by Deploy substantially in the form attached hereto as Schedule X.

12.6	At the Time of Closing on the Closing Date, NevadaCo shall deliver to NMG and the NMG Members the following:

	(a)	certified true copies of the corporate authorizations of NevadaCo which are necessary in order to authorize and approve this Agreement, NevadaCo’s execution and delivery hereof and all of the transactions of NevadaCo contemplated hereunder, which authorization shall include specific reference to the approval of this Agreement and the authorization of NevadaCo’s entry hereinto;

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(b)	a certificate of an officer of NevadaCo certifying that (i) all of its representations and warranties are true as of Closing, (ii) all of its covenants have been performed, and (iii) all of the conditions for the benefit of NevadaCo have been complied with or waived;

(c)	if NMG, Deploy and NevadaCo settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other closing documents as are listed on that closing agenda as closing documents to be delivered by NevadaCo;

(d)	if NMG, Deploy and NevadaCo choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of NMG, acting reasonably, required to be delivered by NevadaCo in order for NevadaCo to have met its obligations under this Agreement; and

(e)	the TI Nevada Note executed by NevadaCo substantially in the form attached hereto as Schedule X.

12.7	At the Time of Closing, each of Deploy and NevadaCo shall deliver to NMG in trust for the NMG Members the Promissory Notes fully executed by Deploy and NevadaCo, which NMG agrees to countersign and deliver to the NMG Members, all substantially in the forms attached hereto as Schedules S through W.

12.8	The items tabled at Closing pursuant to Sections 12.4, 12.5, 12.6 and 12.7 shall be held in escrow until all of such items have been tabled and Deploy, NevadaCo, NMG and the NMG Members have acknowledged that they are satisfied therewith, whereupon such escrow shall be terminated and the Closing shall have occurred. If such escrow is not released on or before 5:00 p.m. on the Closing Date and the Representatives do not agree to an extension of the escrow, the Closing shall not occur, and the balance of the documents tabled by each party pursuant to this Section 12.8 shall be returned to such party.

13.	Termination

13.1

This Agreement may be terminated by the mutual agreement of the parties hereto. Unless otherwise agreed in writing by the parties hereto, this Agreement shall terminate without further notice or agreement in the event that:

	(a)	the Acquisition is rejected by the Exchange and all recourse and rights of appeal in respect of such rejection have been exhausted;

	(b)	any condition precedent set out in Part 8 is not satisfied, released or waived on or before the Closing or such earlier date indicated therein; or

	(c)	the Closing has not occurred on or before the Drop Dead Date, or such later date as may be approved by NMG, the NMG Members and Deploy in writing, and one of the parties hereto has provided a written termination notice to the other parties hereto pursuant to Sections 13.1 and 16.8.

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14.	Independent Legal Advice

14.1	EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT MCMILLAN HAS ACTED AS COUNSEL ONLY TO DEPLOY AND NEVADACO AND THAT MCMILLAN IS NOT PROTECTING THE RIGHTS AND INTERESTS OF NMG OR THE NMG MEMBERS. DEPLOY, NEVADACO, NMG, AND THE NMG MEMBERS ACKNOWLEDGE AND AGREE THAT DEPLOY, NEVADACO, NMG, AND MCMILLAN HAVE GIVEN THEM THE OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND, FURTHER, THE NMG MEMBERS HEREBY REPRESENT AND WARRANT TO DEPLOY, NEVADACO, NMG, AND MCMILLAN THAT THEY HAVE SOUGHT INDEPENDENT LEGAL ADVICE OR WAIVE SUCH ADVICE.

15.	Personal Information

15.1	Each NMG Member acknowledges and consents to: (i) the disclosure by Deploy and NMG of Personal Information (hereinafter defined) concerning the NMG Member to any Government Authority including, but not limited to, the Exchange and its affiliates, authorized agents, subsidiaries and divisions; and (ii) the collection, use and disclosure of Personal Information by the Exchange for the following purposes (or as otherwise identified by the Exchange, from time to time):

	(a)	to conduct background checks;

	(b)	to verify the Personal Information that has been provided about the NMG Member;

	(c)	to consider the suitability of the NMG Member, as a holder of Securities of Deploy;

	(d)	to consider the eligibility of Deploy to continue to list on the Exchange;

	(e)	to provide disclosure to market participants as the Security holdings of Deploy’s shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and Information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with Deploy;

	(f)	to detect and prevent fraud;

	(g)	to conduct enforcement proceedings; and

	(h)	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

15.2

The NMG Members also acknowledge that: (i) the Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Exchange’s website or through printed materials published by or pursuant to the direction of the Exchange; and (iv) the Exchange may from time to time use third parties to process Information and provide other administrative services, and may share the Information with such providers.

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15.3	Herein, “Personal Information” means any Information about the NMG Members reasonably required to be disclosed to any Government Authority in connection with this Agreement, the transactions contemplated herein, or pursuant to any other agreement entered in connection herewith, whether pursuant to a prescribed form or pursuant to a request made by a Government Authority.

15.4	The NMG Members acknowledge and consent to: (i) the fact that Deploy is collecting its Personal Information for the purpose of completing this Agreement; (ii) Deploy retaining such Personal Information for as long as permitted or required by law or business practices; (iii) the fact that Deploy may be required by securities laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any Personal Information provided by the NMG Members in this Agreement.

15.5	The NMG Members acknowledge that Deploy has notified them of the contact information of the public official in their local jurisdiction who can answer questions about the indirect collection of Personal Information by the British Columbia Securities Commission, and Deploy hereby notifies the NMG Members of such contact information:

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: 604-899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: 604-899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

16.	General

16.1	Neither Deploy nor NMG will make any press release, public announcement or public statement about the transactions contemplated herein which has not been previously approved by the others, except that Deploy may make a press release or filing with a regulatory authority if counsel for Deploy advises that such press release or filing is necessary under applicable Securities Laws or the rules and policies of the Exchange, provided that Deploy will provide NMG with the opportunity to review and provide comments prior to dissemination.

16.2	Each party to this Agreement will be responsible for all of his, her or its own expenses and costs in respect of the transactions contemplated hereunder including, without limitation, expenses and costs incurred for professional advice such as accounting, tax, financial, legal, and business advice, among others, finder’s fees and any personal or corporate sales taxes, income taxes and capital gains (the payment for which shall in nowise be deemed a breach of this Agreement); provided, however, that Deploy shall be responsible for, in addition to any other payment obligations of Deploy under this Agreement:

(a)	in the event that NMG has a working capital deficiency at the Closing or if the payment of NMG’s attorneys’ fees and costs in connection with the negotiation and execution of this Agreement and the related transactions (collectively, the “Attorneys’ Fees”) would result in a working capital deficiency at the Closing, then, at the Closing, Deploy shall pay all Attorneys’ Fees outstanding as of the Closing;

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(b)	all costs and expenses incurred in obtaining the Required Approvals;

(c)	the Additional Cash; and

(d)	fees equal to US$100 for each hour of work per NMG representative (the “Audit and Review Fees”) provided to assist the auditors of NMG in auditing and reviewing the NMG Financial Statements (the “Audit and Review”), which shall be payable to NMG and shall thereafter be distributed to the NMG Members on a pro rata basis with the interest holdings of the NMG Members in NMG. The Audit and Review Fees are not to exceed US$5,000 without Deploy’s written consent, inclusive of US$1500 that Deploy has provided to NMG prior to the Effective Date as a pre-payment of the Audit and Review Fees.

To the extent that Deploy has not paid the costs, expenses, or fees set forth in this Section prior to the Closing, Deploy shall, at the Closing, directly pay for all such costs, expenses, and fees and reimburse NMG and the NMG Parties for all such costs and expenses paid by NMG and the NMG Parties.

16.3	Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this subsection or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

16.4	The Schedules to this Agreement and the recitals to this Agreement constitute a part of this Agreement. The headings in this Agreement are for reference only and do not constitute terms of the Agreement. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate or vice versa as the context may require.

16.5	This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. In particular, upon the execution and delivery of this Agreement, the LOI, is hereby terminated and of no further force and effect.

16.6	The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing, shall survive the Closing of this Agreement.

16.7	No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

16.8	Any payment, notice, request, demand, election and other communication of any kind whatsoever (a “Communication”) to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the parties at their following respective addresses:

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To NMG or the NMG Members:

Nevada Medical Group LLC 4785 S. Durango Drive, Suite 204 Las Vegas, Nevada, 89147

Attention: Robert Hasman Email: RH@Nevada-medicalgroup.com

To Deploy or NevadaCo:

Deploy Technologies Inc. 750 – 1095 West Pender Street Vancouver, British Columbia, V6E 2M6

Attention: Darren Tindale, Chief Financial Officer Email: stonerockltd@gmail.com

With a copy to Deploy’s counsel (which shall not constitute notice hereunder):

McMillan LLP 1500 Royal Centre P.O. Box 11117 1055 West Georgia Street Vancouver, British Columbia, V6E 4N7

Attention: Desmond M. Balakrishnan Fax: (604) 685-7084 Email: desmond.balakrishnan@mcmillan.ca or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this subsection, and the party sending such notice should request acknowledgment of delivery and the party receiving such notice should provide such acknowledgment. Notwithstanding whether or not a request for acknowledgment has been made or replied to, whether or not delivery has occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt.

16.9	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

16.10	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein, and the parties hereby agree to attorn to the non-exclusive jurisdiction of the Courts of Nevada and not to commence any form of proceedings in any other forum.

16.11	The phrase “to the knowledge of” when used to modify or describe the state of knowledge of factual or legal matters relating to a party, whether or not used with any other limiting or expansive language, shall be construed in all cases to mean “to the actual knowledge of the party after diligent enquiry”.

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16.12	The headings in this Agreement are solely for convenience or reference and are not intended to be complete of accurate descriptions of content or to be guides to interpretation of this Agreement or any part of it.

16.13	The word “including”, when following any general statement or terms, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope.

16.14	All references to currency are, unless otherwise stated, deemed to mean lawful money of the United States and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States and to be paid by certified cheque or bank draft drawn on a United States chartered bank payable at par in Las Vegas, Nevada.

16.15	A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulation in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulation.

16.16	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, a word importing a corporate entity includes an individual, and vice versa.

16.17	This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date first above written.

NEVADA MEDICAL GROUP LLC		DEPLOY TECHNOLOGIES INC.

Per:		Per:

	/s/ Robert Hasman		/s/ Dong Shim
	Authorized Signatory		Authorized Signatory

DEP NEVADA, INC.

Per:

/s/ Robert Hasman
Authorized Signatory

KAJ UNIVERSAL REAL ESTATE INVESTMENTS, LLC		SW FORT APACHE, LLC

Per:		Per:

	/s/ Kevin Hooks		/s/ Robert Hasman
	Authorized Signatory		Authorized Signatory

THE ROZOK FAMILY TRUST		NV TREES, LLC

Per:		Per:

	/s/ Susan Rozok		/s/ Johnathan Wendel
	Authorized Signatory		Authorized Signatory

MBK INVESTMENTS, LLC

Per:

/s/ Mark Kanter
Authorized Signatory

- 34 -

SCHEDULE A TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Registered and Beneficial Ownership of Issued Securities of NMG

Registered and Beneficial Shareholder	Percentage of NMG Securities Beneficially Owned
KAJ Universal Real Estate Investments, LLC	24.5%
SW Fort Apache, LLC	24.5%
The Rozok Family Trust	22.5%
NV Trees, LLC	6%
MBK Investments, LLC	22.5%
Total	100%

A-1

SCHEDULE B TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Deploy Authorized Share Capital and Issued Securities

Deploy has one class of share capital, being:

1.	up to 900,000,000 common shares with a par value of $0.0001 per common share, of which 57,412,974 common shares (19,137,658 post-consolidation common shares) are issued and outstanding as of the date of this Agreement.

As of the date of this Agreement, Deploy has no common share purchase warrants outstanding.

As of the date of this Agreement, Deploy has no stock options outstanding.

Deploy Payment Shares to be issued on Closing

Registered and Beneficial Shareholder	Number of Deploy Payment Shares	Restrictive Legends
KAJ Universal Real Estate Investments, LLC	3,920,000	(1)(2)
SW Fort Apache, LLC	3,920,000	(1)(2)
The Rozok Family Trust	3,600,000	(1)(2)
NV Trees, LLC	960,000	(1)(2)
MBK Investments, LLC	3,600,000	(1)(2)
Total	16,000,000

(1)	“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws.”

(2)	“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is 4 months and a day after the distribution date].”

B-1

Distribution of Cash Consideration on Closing

NMG Member	Cash Consideration
KAJ Universal Real Estate Investments, LLC	US$490,000
SW Fort Apache, LLC	US$490,000
The Rozok Family Trust	US$450,000
NV Trees, LLC	US$120,000
MBK Investments, LLC	US$450,000
Total	US$2,000,000

B-2

SCHEDULE C TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Subsidiaries

Nil.

C-1

SCHEDULE D TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Representations and Warranties of NMG

NMG represents, warrants and agrees as of the date hereof and at the Time of Closing (or at such time as may be specifically set out below) that:

1. NMG is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary corporate power to own its Assets and to conduct its business as such business is now being conducted;

2. NMG has the power, authority and capacity to enter into this Agreement and to carry out its terms and has all necessary corporate power to own its Assets and to conduct its business as such business is now being conducted;

3. to the extent required, NMG is qualified to conduct business in the jurisdiction as necessary to perform its obligations under each of the Material Contracts, as applicable;

4. NMG does not own or control directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity;

5. the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by the Time of Closing have been duly and validly authorized by all necessary corporate acts on the part of it, and this Agreement constitutes a legal, valid and binding obligation of it;

6. the authorized share capital of NMG is, and will be at the Time of Closing as described in Schedule A, all of which shares will be at the time of Closing validly issued, fully paid and non-assessable and are registered to and beneficially owned by the Persons and in amounts described in Schedule A, and will be, as at the Time of Closing, free and clear of all Encumbrances of any kind whatsoever;

7. the rights, privileges, restrictions and conditions attached to the NMG Securities are as set out in NMG’s constating documents and under applicable limited liability company legislation;

8. there are and will be at the Time of Closing no outstanding unit purchase warrants, broker options, options or other rights or other arrangements under which NMG is bound or obligated to issue additional units in its capital or warrants, broker warrants, options or other rights to acquire shares in its capital, and to knowledge of NMG, the NMG Securities are not subject to the terms of any member or voting trust agreement;

9. NMG has not entered into any agreement, option, understanding or commitment or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment with any Third Party, for the acquisition of any portion of the Assets of NMG which has not been terminated prior to the date hereof;

D-1

10. the Assets including all assets necessary to conduct the Business are owned and at the Time of Closing will be owned by NMG free and clear of all Encumbrances whatsoever other than as set out in Schedule L and NMG is not aware of any adverse claim or claims which may affect its ownership of the Assets;

11. neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder minutes of NMG, or any agreement or instrument or statute or laws to which NMG is a party or by which the Assets of NMG are bound or any order, decree, statute, regulation, covenant or restriction applicable to NMG;

12. except as set out in Schedule N, to the knowledge of NMG, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of NMG) pending or threatened by or against NMG or affecting Assets at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and NMG is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

13. to the knowledge of NMG, none of NMG, the Assets or the Business is in any respect infringing the right of any Person under or in respect of any patent, design, trademark, trade name, copyright or other industrial or intellectual property, and to the knowledge of NMG no Person has alleged to NMG a violation by NMG of such a right;

14. except as set out in Schedule I, to the knowledge of NMG, all of the Intangible Property of NMG is described in Schedule I and is owned by unencumbered good and marketable title, subject to no pending challenge, revocation, expiry or termination, and NMG is not required to pay any royalties, fees or other similar consideration to any Person with respect to the use of the Intangible Property, except as set out in Schedule I. Except as set out in Schedule I, there are no restrictions on the ability of NMG to use and exploit all rights in the Intangible Property, all statements in all applications for registrations of the Intangible Property were true and correct as of the date of such applications, each of the trade-marks and trade names in the Intangible Property is in use and none of the rights of NMG in the Intangible Property will be affected in any way by the transactions contemplated in this Agreement. To the knowledge of NMG, there is no infringement of any Intangible Property rights by any other Person;

15. to the knowledge of NMG, all widely available commercially available end-user business software used by NMG and any of its employees is pursuant to valid licences, and there is no unauthorized use of third-party software by NMG or its employees in the course of their employment responsibilities;

16. all employees of NMG and consultants or other third parties engaged by NMG for the purpose of developing Intangible Property have entered into a valid and binding written agreement with NMG sufficient to vest title in NMG of all Intangible Property created by such employee in the scope of his or her employment with NMG. With respect to employees of NMG and consultants or other third parties engaged by NMG for the purpose of developing Intangible Property who have not entered into such a valid and binding written agreement with NMG, NMG has sufficient rights to vest title in NMG of all Intangible Property created by such Person in the scope of his or her employment with NMG;

D-2

17. NMG has no contract, commitment or arrangement, whether written, oral or implied with any Person whatsoever relating to employment which contains any specific agreement as to notice of termination or severance pay in lieu thereof or which cannot be terminated without cause upon giving reasonable notice as may be implied by law without the payment of, or any liability in respect of, any bonus, damages, share of profits or penalty, and there are no policies or practices of NMG which confer benefits in the employees of NMG or result in obligations of NMG with respect to its employees, except as disclosed in Schedule K;

18. NMG does not have a pension, stock option or stock purchase plan or a profit sharing, incentive or bonus plan or other deferred compensation plan, or an employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal with respect to any of its employees, other than the Canada Pension Plan and other similar health plans established pursuant to statute, and NMG do not have any unfunded or unpaid liability in respect of such plan;

19. there are no employees of NMG that NMG considers it has the right to terminate for cause, and no employee has made any claim or has any basis for any action or proceeding against NMG arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or workers’ compensation;

20. to the knowledge of NMG, no employee or consultant has made or has any basis for making any claim (whether under law, any employment or consulting agreement or otherwise) on account of or for: (a) overtime pay, other than overtime for the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) any bonus, raise or other compensation or remuneration; (d) other time off, sick time or pay in lieu; or (e) any violation of any statute, ordinance, or regulation relating to minimum wages or the maximum hours of work;

21. all Material Contracts of NMG and all amendments and extensions thereof are listed in Schedule G, a true and complete copy of which has been made available to Deploy. NMG is not in default or breach of its obligations under its Material Contracts and to the knowledge of NMG, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such contracts are now in good standing and in full force and effect without amendment thereto and NMG is entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and, except for the Approvals, no consents, releases, waivers or approvals are necessary under such contracts with regard to the transactions described in this Agreement;

22. NMG has kept and to NMG’s knowledge, has been provided with proper and consistent accounts, Books and Records of their activities, and such accounts, Books and Records are up to date and there has been no material change in any practice or policy insofar as such change might affect the valuation of assets or the recording of expenditures or receipts relating to NMG and the Business and Assets;

23. all material data and Information relating to the Business and Assets has have been made available to Deploy for inspection or otherwise disclosed to Deploy;

D-3

24. NMG owns and maintains and there is now in full force and effect insurance with respect to the Business and Assets sufficient for compliance with requirements of law and all agreements which NMG is a party or by which they are bound and which provides adequate insurance coverage for the Assets and the operation of the Business in accordance with prudent risk management and Schedule N is a true and complete list of all insurance contracts or other coverage held by NMG in respect of the Business and Assets, and there are presently no pending claims under any insurance held by NMG and NMG is not in any respect material to the Business, in default with respect to any of the provisions contained in any insurance policies and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion and, since obtaining such insurance, there has been no material changes in risks associated with any such insurance;

25. at the Time of Closing, the NMG Financial Statements are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of NMG for the period stated in the NMG Financial Statements and the NMG Financial Statements have been prepared in accordance with international financial reporting standards applied on a consistent basis;

26. the Books and Records of NMG disclose all material financial transactions of NMG since its incorporation, and such transactions have been fairly and accurately recorded;

27. as of the date hereof (except as disclosed in writing to Deploy), and at the Time of Closing (except as disclosed in the NMG Financial Statements and except for the TI Nevada Loan):

(a) NMG is not indebted to the NMG Members, whether by way of shareholder loan, unpaid, accrued or deferred compensation or otherwise;

(b) none of the NMG Members or any other officer, director or employee of NMG is indebted or under obligation to NMG on any account whatsoever; and

(c) NMG has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person, firm or corporation of any kind whatsoever;

28. NMG has never had any reportable disagreement with the present or any former auditor of NMG;

29. there are no material liabilities of NMG whether direct, indirect, absolute, contingent or otherwise, which have not been disclosed in writing to Deploy as of the date hereof, and which are not disclosed or reflected in the NMG Financial Statements at the Time of Closing, except those incurred in the ordinary course of business of NMG, and such liabilities are recorded in NMG’s Books and Records;

D-4

30. except as disclosed or permitted in this Agreement, since December 31, 2016, NMG has not:

(a) declared, made or committed itself to make any payment of any dividends or any other distribution in respect of its shares or subdivided, consolidated or reclassified, or redeemed, purchased or otherwise acquired or agreed to acquire any of its shares;

(b) issued or sold any shares in its capital or any warrants, bonds, debentures or its other corporate securities or issued, granted or delivered any right, option or other commitment for the issuance of any such securities;

(c) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its Assets, whether tangible or intangible;

(d) made any gift of money or of any of its Assets to any Person;

(e) made any licence, sale, assignment, transfer, or disposition of its Assets; or

(f) authorized, agreed or otherwise become committed to do any of the foregoing;

31. NMG has filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all Taxes which have become due and no taxing authority is asserting or has, to the knowledge of NMG threatened to assert, or has any basis for asserting against NMG any claim for additional Taxes or interest thereon or penalty;

32. NMG has no indebtedness, liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), except for those disclosed in writing to Deploy as of the date hereof, those described in the NMG Financial Statements at the Time of Closing, those incurred in the ordinary course of business and those incurred in connection with the transactions contemplated by this Agreement;

D-5

33. NMG is conducting and has since incorporation conducted its business in compliance with all Applicable Laws of each jurisdiction in which they carry on business;

34. Except as provided in this Agreement, NMG has not incurred any liability for brokers’ or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

35. the corporate records of NMG are or will be on Closing complete and accurate in all material respects;

36. the Information supplied for NMG for inclusion in the Filing Statement shall not, on the date the Filing Statement is filed on SEDAR and at the Closing Time, contain any statement which, at such time and in light of the circumstances under which it was made, be false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, and if at any time prior to the Closing Time any event relating to NMG or its directors or officers should be discovered by NMG which should be set forth in a supplement to the Filing Statement, NMG shall promptly inform Deploy thereof in writing;

37. except as disclosed in this Agreement, NMG has no Information or knowledge of any fact relating to the Business, the Assets or any indebtedness of NMG or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of NMG; and

38. the facts which are the subject of the representations and warranties of NMG contained in this Agreement comprise all material facts known to NMG which are material and relevant to their obligations hereunder or which might prevent any of them from meeting their obligations under this Agreement.

D-6

SCHEDULE E TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Representations and Warranties of Deploy and NevadaCo

Deploy and NevadaCo jointly and severally represent, warrant and agree as of the date hereof and at the Time of Closing that:

1. Deploy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the power, authority and capacity to enter into this Agreement and to carry out its terms and has all necessary corporate power to own the Deploy Interests and to conduct its business as such business is now being conducted;

2. NevadaCo is the only Subsidiary of Deploy and Deploy does not own or control directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity;

3. Deploy is a “reporting issuer” in the provinces of British Columbia and Ontario and is not in material default of its continuous disclosure obligations under the securities laws of such provinces;

4. the common shares of Deploy are listed for trading (the “Listing”) on the Exchange and Deploy is not in material default of any of the listing requirements of the Exchange;

5. the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by the Time of Closing have been duly and validly authorized by all necessary corporate acts on the part of Deploy, and this Agreement constitutes a legal, valid and binding obligation of Deploy;

6. the authorized share capital of Deploy consists of: 900,000,000 Common Shares with a par value of $0.0001 per Common Share. The issued share capital will not exceed the number of shares described in Schedule B, all of which shares are validly issued, fully paid, and non-assessable

7. the rights, privileges, restrictions and conditions attached to the Deploy Shares are as set out in Deploy’s constating documents and under applicable corporate legislation;

8. except as set out in Schedule B, there are and will be at the Time of Closing no outstanding share purchase warrants, broker options, options or other rights or other arrangements under which Deploy is bound or obligated to issue additional shares in its capital, share purchase warrants, broker options, options or other rights to acquire shares in its capital, and, to Deploy’s knowledge, none of the common shares of Deploy are subject to the terms of any shareholder or voting trust agreement;

E-1

9. all disclosure documents of Deploy filed under the Securities Laws of the Province of British Columbia, including, but not limited to, financial statements, prospectuses, offering memorandums, information circulars, material change reports and shareholder communications (the “Deploy Disclosure Documents”) contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

10. neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder minutes of Deploy, or any agreement or instrument or statute or law to which Deploy is a party or by which the Deploy Interests or any assets of Deploy are bound or any order, decree, statute, regulation, covenant or restriction applicable to Deploy;

11. Deploy is the sole registered and beneficial owner of all of its assets;

12. all of the assets and material transactions of Deploy have been properly recorded or filed in or with the books or records of Deploy;

13. to the knowledge of Deploy, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Deploy) pending or threatened by or against Deploy or affecting Deploy’s assets at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and Deploy is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

14. all Material Contracts of Deploy and all amendments and extensions thereof are listed in Schedule H, a true and complete copy of which has been made available to NMG. Deploy is not in default or breach of its obligations under any Material Contracts to which it is a party and to the knowledge of Deploy, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such Material Contracts are now in good standing and in full force and effect without amendment thereto and Deploy is entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and, except for the Regulatory Approvals, no consents, releases, waivers or approvals are necessary under such contracts with regard to the transactions described in this Agreement;

15. Deploy has filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all Taxes which have become due and no taxing authority is asserting or has, to the knowledge of Deploy threatened to assert, or has any basis for asserting against Deploy any claim for additional Taxes or interest thereon or penalty. As of the date of this Agreement, the Company has not been assessed any late filing fees or any additional taxes owing;

16. the audited financial statements of Deploy for the year ended July 31, 2016, and the unaudited interim financial statements for the three and nine month period ended April 30, 2017 (the “Deploy Financial Statements”), copies of which have been filed publicly with the British Columbia and Ontario Securities Commissions and are available on SEDAR, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Deploy for the periods then ended and the Deploy Financial Statements have been prepared in accordance with international financial reporting standards applied on a consistent basis;

E-2

17. the books and records of Deploy disclose all material financial transactions of Deploy to April 30, 2017 and such transactions have been fairly and accurately recorded;

18. there are no material liabilities of Deploy, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Deploy Financial Statements except those incurred in the ordinary course of business of Deploy since April 30, 2017 and such liabilities are recorded in the books and records of Deploy;

19. since April 30, 2017 there has not been any material adverse change of any kind whatsoever to the Listing or to the financial position or condition of Deploy or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or Listing of Deploy or the right or capacity of Deploy to carry on its business other than as disclosed in the Deploy Financial Statements and the Deploy Disclosure Documents;

20. to its knowledge, Deploy is not in material breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

21. Deploy is conducting and has since incorporation conducted its business in compliance with all Applicable Laws of each jurisdiction in which it carries on business;

22. Deploy has paid finder’s fees of $48,750 to Dave Hodge and $15,000 to TAW Consulting Inc. in connection with the Acquisition, and further expects to pay finder’s fees in connection with the Concurrent Financing. Other than as disclosed herein, Deploy has not incurred any additional liability for broker’s or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

23. the facts which are the subject of the representations and warranties of Deploy contained in this Agreement comprise all material facts known to Deploy which are material and relevant to its obligations hereunder or which might prevent it from meeting its obligations under this Agreement;

24. the corporate records of Deploy are complete and accurate in all material respects;

25. since April 30, 2017 there has not been any material adverse change of any kind whatsoever to the Listing or to the financial position or condition of Deploy or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or Listing of Deploy or the right or capacity of Deploy to carry on its business other than as disclosed in the Deploy Financial Statements and the Deploy Disclosure Documents; and

26. to its knowledge, Deploy is not in material breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever.

E-3

SCHEDULE F TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Representations and Warranties of the NMG Members

Each NMG Member represents, warrants and agrees, jointly and severally, as of the date hereof and at the Time of Closing that:

27. the NMG Member is and will be at the Time of Closing is the legal and beneficial owner of the NMG Securities as set forth in Schedule A, and there are no Encumbrances on any such Securities of NMG;

28. the NMG Member has not incurred any liability for broker’s or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

29. the NMG Member has the right, power, capacity and authority to enter into this Agreement and to sell such NMG Member’s NMG Securities as contemplated herein. If the NGM Member is not an individual, the NGM Member is duly organized and validly existing under the laws of its jurisdiction of organization and has the corporate or other power to enter into this Agreement and any other agreement to which it is or is to become a party pursuant to the terms hereof and to perform its obligations hereunder and thereunder;

30. except for Deploy’s rights hereunder, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the NMG Member any of the NMG Member’s NMG Securities;

31. the execution, delivery and performance by the NMG Member of this Agreement and the execution, delivery and performance by the NMG Member, as the case may be, of or under any other agreements or instruments to which it is or is to become a party pursuant to the terms hereof, and the consummation of the transactions contemplated hereunder and thereunder:

(a) if the NMG Member is not an individual, has been duly authorized by all necessary corporate action on the part of such NMG Member; and

(b) if the NMG Member is not an individual, do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under: (A) any charter, by-law or trust deed instruments of the NMG Member as applicable, (B) any mortgage, note, indenture contract, instrument, lease, licence or permit to which the NMG Member is a party or by which the NMG Member is bound or to which any property or material assets of the NMG Member is subject, (C) any laws applicable to the NMG Member, or (D) any judgment, decree or order binding the NMG Member or its property or material assets;

F-1

32. this Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement shall be at the Time of Closing, duly authorized, executed and delivered by the NMG Members and each shall be at the Time of Closing, a legal, valid and binding obligation of the NMG Members enforceable against the NMG Members in accordance with its terms;

33. no consent, approval, order or authorization of, or registration or declaration with, any Governmental Authority with jurisdiction over the NMG Members are required to be obtained by such NMG Members in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated herein, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained by the Closing Date, would not prevent or materially delay the completion of the acquisition or otherwise prevent such NMG Member from performing its obligations under this Agreement;

34. unless the NMG Member is a U.S. Placee and has completed and delivered a U.S. Representation Letter for U.S. Placees in the form as attached hereto as Schedule R, each NMG Member represents and warrants to Deploy that:

(a) the offer to purchase the NMG Member’s NMG Securities was not made to the NMG Member when either the NMG Member or any beneficial purchaser for whom it is acting, if applicable, was in the United States;

(b) the NMG Member is not a U.S. Person, is not in the United States and is not purchasing the applicable Deploy Shares on behalf of a U.S. Person or a person in the United States;

(c) at the time this Agreement was executed and delivered by the NMG Members, the NMG Member and any beneficial purchaser for whom it is acting, if applicable, were outside the United States;

(d) if the NMG Member is a corporation or entity, (A) a majority of the NMG Member’s voting equity is beneficially owned by persons resident outside the United States; and (B) the NMG Member’s affairs are wholly controlled and directed from outside of the United States;

(e) the NMG Member or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Deploy Shares in the United States, except in compliance with the U.S. Securities Act and applicable state securities laws; and

(f) the current structure of this transaction and all transactions and activities contemplated in this Agreement is not a scheme to avoid the registration requirements of the U.S. Securities Act and applicable state securities laws.

F-2

SCHEDULE G TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

NMG Material Contracts

1.	LLC Operating Agreement effective December 7, 2015
2.	Termination Agreement with HF Management effective April 28, 2017
3.

Lease Agreement with Resort Holding 5, LLC effective November 11, 2014, which Lease Agreement may be amended, revised, or superseded by NMG and Resort Holding 5, LLC prior to or as of the Closing, such amendment, revision or supersession not to be conducted without express approval from Deploy

4.	Consulting Agreement with TI Nevada, LLC pursuant to which TI Nevada, LLC is paid a consulting fee of $10,000 per month until the Closing Date
5.	Consulting Agreement dated July 2017 between Comprehensive Care Group LLC and NMG

G-1

SCHEDULE H TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Deploy Material Contracts

Nil.

H-1

SCHEDULE I TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

NMG Intangible Property

LICENSES

•	Nevada State Business License
NMG was granted a Nevada State Business License on March 16, 2017 under the identification number #NV20141151164. The license has an expiry date of March 31, 2018.

•	Nevada Medical Marijuana Program – State Certificate (Cultivation)
NMG was granted a certificate to be a medical marijuana cultivation establishment on November 5, 2016. The certificate expires on November 4, 2017.

•	Nevada Medical Marijuana Program -State Certificate (Production)
NMG was granted a certificate to be a medical marijuana production establishment on December 10, 2017. The certificate expires on December 9, 2017.

•	City of Las Vegas – Cultivation Business License
NMG was granted a conditional business license by the city of Las Vegas license #M64-00008 on July 1, 2017. The license is for a medical marijuana cultivation facility and expires on January 1, 2018.

•	City of Las Vegas – Production Business License
NMG was granted a conditional business license by the city of Las Vegas, license #M63-00020 on July 1, 2017. The license is for a medical marijuana production facility and expires on January 1, 2018.

•	City of North Las Vegas – Cultivation Business License
NMG was granted a business license by the city of North Las Vegas, license #110771. The license is for the medical marijuana cultivation facility and expires on January 31, 2018.

•	City of North Las Vegas – Production Business License
NMG was granted a business license by the city of North Las Vegas, license #110770. The license is for the medical marijuana production facility and expires on January 31, 2018.

•	Clark County Temporary Business License
NMG was granted a business license by Clark County, temporary business license #2000032.MME-301. The temporary business license expires on December 31, 2017.

•	City of Henderson Business License
NMG was granted a business license by the City of Henderson, Nevada. The license expires on November 30, 2017.

•	Department of Taxation - Cultivation
NMG was granted a certificate to be a recreational marijuana cultivation establishment on July 1, 2017. The certificate expires on June 30, 2018.

I-1

•	Department of Taxation – Production
NMG was granted a certificate to be recreational marijuana production establishment on July 1, 2017. The certificate expires on June 30, 2018.

•	Department of Taxation – Production
NMG was granted a Nevada Permissible person Permit to purchase ethanol on February 1, 2017. The certificate expired on June 30, 2017.

INTELLECTUAL PROPERTY

1.	Trademarks

NMG applied for a trademark of “BaM Body and Mind” on January 20, 2016. NMG was granted a certificate of registration for “BAM Body and Mind” on January 26, 2016, the trademark expires on January 26, 2021.

OTHER

•	Certificate of Business: Fictitious Firm Name
NMG filed a certificate for the name BaM – Body and Mind on May 22, 2017. The certificate expires five years from the date of filing.

•	Statement of Certification from the Department of Comprehensive Planning
NMG was granted a statement of certification from the Department of Comprehensive Planning of Clark County on June 25, 2014 for its production facility.

•	Statement of Certification from the Department of Comprehensive Planning
NMG was granted a statement of certification from the Department of Comprehensive Planning of Clark County on June 25, 2014 for its cultivation facility.

I-2

SCHEDULE J TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Owned Equipment & Inventory

J-1

SCHEDULE K TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Management Incentive Milestones

Lead Grower Bonus dated January 20, 2017 between NMG and Sebastian Joseph Reinette.

K-1

SCHEDULE L TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

List of NMG Encumbrances

•	The Promissory Notes.

•	The TI Nevada Note.

L-1

SCHEDULE M TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Litigation

Nil.

M-1

SCHEDULE N TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Insurance Policies

Type of Insurance	Dates of Coverage	Insurer

Directors and Officers	05-04-17 to 05-04-18	Brown and Riding/Ironshore

Umbrella	04-04-17 to 04-04-18	Burns and Wilcox/Kinsale

Workers Compensation	04-04-17 to 10-13-17	NCCI/ Riverport

Property	09-19-16 to 09-19-17	Burns and Wilcox/ National Fire

General Liability	09-19-16 to 09-19-17	Burns and Wilcox/Evanston

Van Insurance	2-27-16 to 8-27-17	State Farm

N-1

SCHEDULE O TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

List of Employees

35.	Alex Fox

36.	Gisele Quevedo

37.	Alan Wheelock

38.	Charles Fox

39.	Sebastian Joseph

40.	Bryan Lewis

41.	Keegan Mckee

42.	Justin Hill

43.	Elen Padilla

44.	Skyler Greer

45.	Alicia Bondio

46.	Dakota Voje

47.	Humberto Barron

48.	Brian Eberhart

49.	Adam Runco

50.	Shawn Collins

51.	Jordan Annalora

52.	Raul Delgadillo

53.	Mathew Malloy

54.	Janik Kassabian

O-1

SCHEDULE P TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

NMG Member Consent Agreement

P-1

NMG MEMBER CONSENT AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF ____________________________________, 2017 (the “Agreement”).

BETWEEN:

DEPLOY TECHNOLOGIES INC., a corporation existing under the laws of the State of Nevada having an office at 750 – 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6

(“Deploy”)

AND:

DEP NEVADA, INC., a corporation existing under the laws of the State of Nevada, having an office at 4785 S. Durango Drive, Suite 204, Las Vegas, Nevada 89147

(“NevadaCo”)

AND:

◆

(the “New NMG Member”)

WHEREAS:

A.	Deploy, NevadaCo, NMG and the NMG Members entered into a Share Exchange Agreement dated effective ¿, 2017 and attached as Schedule A hereto (the “Share Exchange Agreement”);

B.	Pursuant to the Share Exchange Agreement the NMG Members agreed to the Acquisition and further agreed to obtain the consent of the New NMG Member to the Acquisition (as defined therein); and

C.	The New NMG Member has agreed to provide such consent and to be bound by the terms of the Share Exchange Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Share Exchange Agreement shall have the meanings ascribed to such terms in the Share Exchange Agreement.

2.	On the execution of this Agreement by the New NMG Member, the New NMG Member covenants and agrees that it shall be bound by all of the provisions of the Share Exchange Agreement as if the New NMG Member were an original party to the Share Exchange Agreement including, without limitation, all representations, warranties and covenants of the NMG Members therein.

3.	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Nevada, and the parties hereby agree to attorn to the non-exclusive jurisdiction of the Courts of the State of Nevada and not to commence any form of proceedings in any other forum.

4.	Each party acknowledges having fully read and understood this Agreement, and having either received independent legal advice, or having had the opportunity to receive independent legal advice, with respect to this Agreement. Each party is signing this Agreement voluntarily, without coercion or compulsion, and without relying upon any representations, promises or terms, except as expressly set out in this Agreement.

5.	This Agreement may be signed in counterpart and transmitted by fax or other electronic means, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

DEPLOY TECHNOLOGIES INC.		DEP NEVADA, INC.

Per:		Per:

	Authorized Signatory		Authorized Signatory

AND THE FOLLOWING NEVADA MEDICAL GROUP LLC MEMBER:

Name:

Number of Shares:

Address:

Signed:	Witness:

Date:	Name:

SCHEDULE A TO THE CONSENT AGREEMENT

MADE BETWEEN THE NMG MEMBER,

DEPLOY AND NEVADACO

Share Exchange Agreement

SCHEDULE Q TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Accredited Investor Certificate

CANADIAN ACCREDITED INVESTOR CERTIFICATE

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any below category, please contact your broker and/or legal advisor before completing this form.

TO: DEPLOY TECHNOLOGIES INC. (the “Corporation”)

In connection with the purchase by the undersigned purchaser (the “Subscriber”) of securities of the Corporation pursuant to a Share Exchange Agreement dated ¿, 2017, the Subscriber or the undersigned on behalf of the Subscriber, as the case may be, certifies that:

1. The Subscriber, or one or more beneficial purchasers for whom the Subscriber is acting, is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of one of the provinces of Canada and the Subscriber is (and will at the time of acceptance of the subscription be) an accredited investor within the meaning of National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45-106”), and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106.

2. The Subscriber is: (PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY)

_______	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,
_______	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),
_______	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
_______	(b.1) in Ontario, the Business Development Bank of Canada,
_______

(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______

(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
_______	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,
Jurisdiction(s) registered: ________________ Categories of registration:__________________
_______	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
_______

(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

Name of person with whom Subscriber is or was registered: ______________________________ Jurisdiction(s) registered: _________________ Categories of registration:___________________

_______	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
_______

(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

_______

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

_______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
_______

(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

_______

(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

Jurisdiction(s) registered: _________________ Registration number(s):____________________
_______

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Certificate and the Accredited Investor Questionnaire attached as Appendix II to this Certificate]

_______

(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000, [If this is your applicable category, you must also complete the Accredited Investor Questionnaire attached as Appendix II to this Certificate]

_______

(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Certificate and the Accredited Investor Questionnaire attached as Appendix II to Certificate]

_______

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Certificate and the Accredited Investor Questionnaire attached as Appendix II to this Certificate]

_______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
Type of entity: ________________ Jurisdiction and date of formation: _____________________

_______

(n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_______

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: __________________ Registration number(s):____________________
_______

(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized: _____________________________________ Categories of registration: _________________________________________________
_______

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber: _____________________________________

Name of eligibility advisor or registered advisor: ___________________________________

Jurisdiction(s) registered: _________________ Categories of registration:___________________

_______

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,

Jurisdiction organized: _____________________ Type of entity: _________________________

_______

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of interest must individually complete and submit to the Company its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest: ______________________________________________

Type of entity (if applicable): _______________________________________________

Categories of accredited investor: ___________________________________________

_______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
Name of advisor: _______________________ Jurisdiction(s) registered: ____________________ Categories of registration:_________________ Basis of exemption: _________________________
_______	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,
_______	(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,
Jurisdiction(s) recognized or designated: ___________________________________________
_______

(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: _____________________________________________________________

Name(s) of trustees: ____________________________________________________________

Categories of accredited investor: ________________________________________________

Categories of beneficiaries: _____________________________________________________

The foregoing representations contained in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the time of issuance of the securities. If any such representations shall not be true and accurate prior to the time of issuance of the securities, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a corporation, print name and title of Authorized Signing Officer

See definitions on the following page.

For the purposes hereof:

(a)	“Canadian financial institution” means:

(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada); or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)

“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold:

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or
	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)	“director” means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company; and
	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“eligibility adviser” means:

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a Subscriber and authorized to give advice with respect to the type of security being distributed; and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and
(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is:

	(i)	a chair, vice-chair or president;
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or
	(iv)	performing a policy-making function in respect of the issuer;

(f)

“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets;

(g)	“financial statements” for the purposes of paragraph (m) of the “accredited investor” definition must be prepared in accordance with generally accepted accounting principles;

(h)	“founder” means, in respect of an issuer, a person who:

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and
	(ii)	at the time of the trade is actively involved in the business of the issuer;

(i)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(k)	“person” includes:

	(i)	an individual;
	(ii)	a corporation;
	(iii)	a partnership, trust, fund and association, syndicate, organization or other organized group of persons, whether incorporated or not; and
	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)

“person” in Ontario means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(m)

“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets under the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

(n)	“related liabilities” means:

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(ii)	liabilities that are secured by financial assets;

(o)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(p)	“spouse” means an individual who:

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(q)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars

APPENDIX I

TO CANADIAN ACCREDITED INVESTOR CERTIFICATE

FORM 45-106F9

Form For Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares	Issuer: Deploy Technologies Inc.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:		Your initials
Risk of loss – You could lose your entire investment of $_________________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.

Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials
•

Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•

Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

•	Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the case and securities.
•	Either alone or with your spouse, you may have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Deploy Technologies Inc.

750 – 1095 West Pender Street

Vancouver, British Columbia, V6E 2M6

Attention: Darren Tindale, Chief Financial Officer

Fax: ◆

Email: stonerockltd@gmail.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

APPENDIX II

TO TO CANADIAN ACCREDITED INVESTOR CERTIFICATE

Accredited investor questionnaire

TO: Deploy Technologies Inc. (the “Company”)

In connection with the purchase of common shares (the “Securities”) of the Company by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Certificate, the Subscriber is required to complete this questionnaire (the “Questionnaire”).

The Questionnaire is being distributed to the Subscriber by the Company, to enable the Company to determine whether the Subscriber is qualified to invest in the Securities. In order to qualify under the Accredited Investor prospectus exemption set out in Section 2.3 of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”), the Subscriber must be an “accredited investor” (as that term is defined in Section 1.1 of NI 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-1060.

The Subscriber understands that the Company and its counsel are relying upon the accuracy and completeness of the information provided in the Questionnaire in order to determine whether the Subscriber qualifies for the accredited investor prospectus exemption in compliance with NI 45-106 or Section 73.3 of the Securities Act (Ontario). The Subscriber agrees to indemnify and hold harmless the Company, their respective directors, officers, shareholders, representatives and agents, and any person who controls any of the foregoing, against any and all loss, liability, claim, damage and expense (including attorneys’ fees) arising out of or based upon any misstatement or omission in the information provided in the Questionnaire.

ACCORDINGLY, THE SUBSCRIBER IS OBLIGATED TO READ THE QUESTIONNAIRE CAREFULLY AND TO ANSWER THE ITEMS CONTAINED HEREIN COMPLETELY AND ACCURATELY.

ALL INFORMATION CONTAINED IN THE QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, the Subscriber understands and agrees that the Company may present, upon giving prior notice to the Subscriber, the Questionnaire to such parties as the Company deems appropriate if called upon to establish that the issuance of the Securities is exempt from the prospectus requirements in accordance with the accredited investor prospectus exemption; provided, however, that the Company need not give prior notice to the Subscriber of its presentation of the Questionnaire to the Company’s regularly employed legal, accounting and financial advisors.

The Subscriber understands that this Questionnaire is merely a request for information and is not an offer to sell, a solicitation of an offer to buy, or a sale of the Securities. The Subscriber also understands that the Subscriber may be required to furnish additional information.

PLEASE NOTE THE FOLLOWING INSTRUCTIONS BEFORE COMPLETING THIS SUBSCRIBER QUESTIONNAIRE.

Unless instructed otherwise, the Subscriber must answer each question on the Questionnaire. If the answer to a particular question is “None” or “Not Applicable,” please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon. Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker or may call the Company at 604.681.0084 or email darylmrebeck@gmail.com.

One signed and dated copy of the Questionnaire should be returned with the Share Exchange Agreement to which the Questionnaire is attached to the Company at:

Attention: Darren Tindale, Chief Financial Officer

Deploy Technologies Inc., 750 – 1095 West Pender Street

Vancouver, British Columbia, V6E 2M6

The other copy should be retained for the Subscriber’s files.

1. Personal Data

Name: ______________________________

Address: _____________________________________________________

____________________________________________________________

Email for notice and correspondence: ___________________________________________

2. Employment and Business Experience

Present occupation: _____________________________________________

Do you own your own business or are you otherwise employed? ____________________

Name and type of business employed by or owned: __________________________________________________

Present title or position: _______________________________________

Do you have any professional licenses or registrations, including bar admissions, accounting certificates, real estate brokerage licenses, dealer registration, advisor registration or investment fund manager registration?

Yes: ____________ No: ____________

If yes, please list such licenses or registrations, the date(s) you received the same, and whether they are in good standing:

3. Financial Information

Your annual net income before taxes (all sources):

Most recent calendar year: ☐ Less than $49,999 ☐ $50,000 – $99,999 ☐ $100,000 - $149,999 ☐ $150,000 – $199,999 ☐ $200,000 – $299,000 ☐ $300,000 – $399,999 ☐ $400,000 – $500,000 ☐ Greater than $500,000

Prior calendar year: ☐ Less than $49,999 ☐ $50,000 – $99,999 ☐ $100,000 - $149,999 ☐ $150,000 – $199,999 ☐ $200,000 – $299,000 ☐ $300,000 – $399,999 ☐ $400,000 – $500,000 ☐ Greater than $500,000

Your spouse’s annual net income before taxes (all sources):

Most recent calendar year: ☐ Less than $49,999 ☐ $50,000 – $99,999 ☐ $100,000 - $149,999 ☐ $150,000 – $199,999 ☐ $200,000 – $299,000 ☐ $300,000 – $399,999 ☐ $400,000 – $500,000 ☐ Greater than $500,000

Prior calendar year: ☐ Less than $49,999 ☐ $50,000 – $99,999 ☐ $100,000 - $149,999 ☐ $150,000 – $199,999 ☐ $200,000 – $299,000 ☐ $300,000 – $399,999 ☐ $400,000 – $500,000 ☐ Greater than $500,000

Your estimated financial assets net of related liabilities:

☐ Less than $249,999 ☐ $250,000 – $499,999 ☐ $500,000 - $749,999 ☐ $750,000 - $1,000,000 ☐ $1,000,001 - $3,000,000 ☐ $3,000,001 -$5,000,000 ☐ Greater than $5 million

Briefly describe the nature of your financial assets:

______________________________________________________________________________________

______________________________________________________________________________________

Your spouse’s estimated financial assets net of related liabilities:

☐ Less than $249,999 ☐ $250,000 – $499,999 ☐ $500,000 - $749,999 ☐ $750,000 - $1,000,000 ☐ Greater than $1 million

Briefly describe the nature of your spouse’s financial assets:

______________________________________________________________________________________

______________________________________________________________________________________

“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets.

“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

Your estimated total net assets:

☐ Less than $499,999 ☐ $500,000 – $999,999 ☐ $1,000,000 - $1,999,999 ☐ $2,000,000 - $2,999,999 ☐ $3,000,000 -$3,999,999 ☐ $4,000,000 - $4,999,999 ☐ $5 million or more

Briefly describe the nature of your net assets:

______________________________________________________________________________________

______________________________________________________________________________________

Your spouse’s estimated total net assets:

☐ Less than $499,999 ☐ $500,000 – $999,999 ☐ $1,000,000 - $1,999,999 ☐ $2,000,000 - $2,999,999 ☐ $3,000,000 -$3,999,999 ☐ $4,000,000 - $4,999,999 ☐ $5 million or more

Briefly describe the nature of your spouse’s net assets:

______________________________________________________________________________________

______________________________________________________________________________________

“net assets” means all of the subscriber’s total assets minus all of the subscriber’s total liabilities, and those of the subscriber’s spouse if the subscriber’s spouse’s total net assets are being included to satisfy category (l) of the accredited investor definition. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a subscriber’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the subscriber’s personal residence. To calculate a subscriber’s net assets, subtract the subscriber’s total liabilities from the subscriber’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

[Signature page follows]

Subscriber’s Signature	Spouse’s Signature (if applicable)

Name: (Please type or print)	Name: (Please type or print)

Signature	Signature

Date: ____________________________	Date: ____________________________

SCHEDULE R TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

U.S. Representation Letter for U.S. Placees

TO: DEPLOY TECHNOLOGIES, INC. (“Deploy”)

RE: ACQUISITION OF SECURITIES OF DEPLOY PURSUANT TO SHARE EXCHANGE AGREEMENT (the “Securities”)

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule is attached, the undersigned (the “U.S. Placee”) covenants, represents and warrants to Deploy that:

(a)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Placee has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning the Securities.

(b)	Deploy has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Deploy as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to Deploy’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Placee’s satisfaction.

(c)	It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the U.S. Placee from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an available exemption from such registration requirements.

(d)	The address of the U.S. Placee set out in the signature block below is the true and correct principal address of the U.S. Placee and can be relied on by Deploy for the purposes of state blue-sky laws and the U.S. Placee has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D of the U.S. Securities Act.

(f)	The U.S. Placee is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix A hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof.

(g)	The U.S. Placee has not purchased the Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to Deploy;

(ii)	outside the United States in an “offshore transactions” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii)	in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to Deploy an opinion of counsel in form and substance reasonably satisfactory to Deploy stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (k) below may be removed.

(i)	It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(k)	The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(l)	It understands and agrees that there may be material tax consequences to the U.S. Placee of an acquisition, holding or disposition of any of the Securities. Deploy gives no opinion and makes no representation with respect to the tax consequences to the U.S. Placee under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Securities.

(m)	It consents to Deploy making a notation on its records or giving instructions to any transfer agent of Deploy in order to implement the restrictions on transfer set forth and described in this certification and the Share Exchange Agreement.

(n)	It understands and agrees that the financial statements of Deploy have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(o)	It understands that Deploy does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue-sky” laws. Accordingly, the U.S. Placee understands that absent registration, it may be required to hold the Securities until resales under the Rule 144 safeharbor is available. As a consequence, the U.S. Placee understands it must bear the economic risks of the investment in the Securities until the resale safeharbor under Rule 144 is available.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Time of Closing. If any such representations shall not be true and accurate prior to the Time of Closing, the undersigned shall give immediate written notice of such fact to Deploy prior to the Time of Closing.

ONLY U.S. PLACEES NEED COMPLETE AND SIGN

Dated _______________ 2017.

X _____________________________
Signature of individual (if U.S. Placee is an individual)

X _____________________________
Authorized signatory (if U.S. Placee is not an individual)

Name of U.S. Placee (please print)

Address of U.S. Placee (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for U.S. Placees

To be completed by U.S. Placees that are U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule R to which this Appendix is attached, the undersigned (the “U.S. Placee”) covenants, represents and warrants to Deploy that the U.S. Placee is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials _______

Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

2. Initials _______	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials _______

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials _______

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials _______

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth),

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability;

6. Initials _______

A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

7. Initials _______	Any director or executive officer of Deploy; or

8. Initials _______

Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

ONLY U.S. PLACEES WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________ 2017.

X _____________________________
Signature of individual (if U.S. Placee is an individual)

X _____________________________
Authorized signatory (if U.S. Placee is not an individual)

Name of U.S. Placee (please print)

Address of U.S. Placee (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

SCHEDULE S TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to KAJ Universal Real Estate Investments, LLC

SCHEDULE T TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to SW Fort Apache, LLC

SCHEDULE U TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to The Rozok Family Trust

SCHEDULE V TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to NV Trees, LLC

SCHEDULE W TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to MBK Investments, LLC

SCHEDULE X TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Promissory Note to TI Nevada

SCHEDULE Y TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Escrow Agreement

SCHEDULE Z TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Voluntary Pooling Agreement

SCHEDULE AA TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Consultant Agreement with TI Nevada

SCHEDULE BB TO THE AGREEMENT

MADE AMONG NMG, THE NMG MEMBERS,

DEPLOY AND NEVADACO

Warehouse Lease